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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

ANIKA THERAPEUTICS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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	(2)	Form, Schedule or Registration Statement No.:
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ANIKA THERAPEUTICS, INC.
32 Wiggins Avenue
Bedford, Massachusetts 01730

Notice of Annual Meeting of Stockholders to
be Held on June 5, 2009

        The 2009 Annual Meeting of Stockholders (the "Annual Meeting") of Anika Therapeutics, Inc., a Massachusetts corporation, will be held at the offices of Goodwin Procter LLP, 53 State Street, Boston, Massachusetts 02109 on Friday, June 5, 2009, at 10:00 a.m. local time for the following purposes:

  1.
  To elect two (2) Class I directors nominated by the Board of Directors, each to serve until the 2012 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified;

  2.
  To consider and approve the amendment and restatement of the Anika Therapeutics, Inc. 2003 Stock Option and Incentive Plan; and

  3.
  To consider and act upon any other matters that may properly come before the Annual Meeting or any adjournment or postponement thereof.

        Proposal Number One relates solely to the election of two (2) Class I directors nominated by the Board of Directors and does not include any other matter relating to the election of directors, including without limitation, the election of directors nominated by any stockholder of the Company. Any action may be taken on the foregoing proposals at the Annual Meeting on the date specified above, or on any date or dates to which the Annual Meeting may be adjourned or postponed.

        The Board of Directors has fixed the close of business on April 17, 2009 as the record date for determining the stockholders entitled to receive notice of and to vote at the Annual Meeting and any adjournments or postponements thereof. Only stockholders of record of our common stock, par value $.01 per share, at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting and at any adjournment or postponement thereof.

        You are requested to fill in and sign the enclosed form of proxy, which is being solicited by the Board of Directors, and to mail it promptly in the enclosed postage prepaid envelope. Regardless of the number of shares you own, your vote is important. Any proxy may be revoked by delivery of a later dated proxy. Stockholders of record who attend the Annual Meeting may vote in person, even if they have delivered a signed proxy.

By Order of the Board of Directors,

Kevin W. Quinlan, Chief Financial Officer & Secretary

Bedford, Massachusetts
April 28, 2009

        WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ENSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF THE PROXY IS MAILED IN THE UNITED STATES. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY.

2008 Proxy

ANIKA THERAPEUTICS, INC.
32 Wiggins Avenue
Bedford, Massachusetts 01730

Proxy Statement for
The Annual Meeting of Stockholders
To Be Held on Friday, June 5, 2009

        This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board of Directors," or the "Board") of Anika Therapeutics, Inc. ("Anika Therapeutics," the "Company," "we," "us," or "our"), a Massachusetts corporation, for use at the 2009 Annual Meeting of Stockholders (the "Annual Meeting") to be held at the offices of Goodwin Procter LLP, 53 State Street, Boston, Massachusetts 02109 on Friday, June 5, 2009, at 10:00 a.m. local time and at any adjournment or postponement thereof. At the Annual Meeting, the stockholders will be asked to consider and vote upon the following matters:

  1.
  The election of two (2) Class I directors nominated by the Board of Directors, each to serve until the 2012 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified;

  2.
  To consider and approve the amendment and restatement of the Anika Therapeutics, Inc. 2003 Stock Option and Incentive Plan; and

  3.
  Such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

        Proposal Number One relates solely to the election of two (2) Class I directors nominated by the Board of Directors and does not include any other matter relating to the election of directors, including without limitation, the election of directors nominated by any stockholder of the Company.

        This proxy statement, the accompanying notice of Annual Meeting, the form of proxy and Anika Therapeutics' Annual Report are first being sent to stockholders on or about April 30, 2009. Our Annual Report, however, is not a part of the proxy solicitation material. The Board of Directors has fixed the close of business on April 17, 2009 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. Only stockholders of record of our common stock, par value $.01 per share, at the close of business on the record date will be entitled to notice of and to vote at the Annual Meeting. As of the record date, there were 11,435,896 shares of common stock outstanding and entitled to vote at the Annual Meeting. Holders of common stock as of the close of business on the record date will be entitled to one vote per share.

        All properly authorized proxies received and not revoked prior to or at the Annual Meeting will be voted in accordance with the stockholders' instructions by the persons named as proxies. If no voting instructions are specified, properly executed proxies will be voted "FOR" the election of the nominees for director listed in this proxy statement and "FOR" the amendment and restatement of the Anika Therapeutics, Inc. 2003 Stock Option and Incentive Plan. If other matters are presented, proxies will be voted in accordance with the discretion of the persons named as proxies. A stockholder may revoke a proxy at any time before its exercise by delivery of written revocation or a subsequently dated proxy to the Secretary of Anika Therapeutics or by voting in person at the Annual Meeting. Attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy.

        The presence, in person or by proxy, of holders of at least a majority of the total number of outstanding shares of common stock entitled to vote is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Shares held of record by stockholders or their nominees who do not return a signed and dated proxy or attend the Annual Meeting in person will not be considered present or represented at the Annual Meeting and will not be counted in determining the presence of a quorum. Proxies withholding authority or marked as abstaining from a particular matter will be treated as present for purposes of determining whether a quorum is present for the Annual Meeting, but will not be counted as voting on any proposal for which authority is withheld or an abstention is indicated. If your common stock is held by a broker, bank or other nominee (i.e., in "street name") and you fail to give instructions as to how you want your shares voted (a "non-vote"), the broker, bank or other nominee may in certain circumstances, but is not required to, vote the shares in their own discretion; however, in certain circumstances a broker will not be permitted to vote such shares in its own discretion. Proxies returned by brokers as "non-votes" on behalf of shares held in street name will be counted only for the purpose of determining the presence or absence of a quorum for the transaction of business. Any shares not voted (whether by abstention, broker non-vote or otherwise) will have no impact on the proposal to approve the election of directors or the proposal to approve the amendment and restatement of the Anika Therapeutics, Inc. 2003 stock Option and Incentive Plan, except to the extent that the failure to vote for an individual in the election of directors results in another individual receiving a larger percentage of votes.

        The election of directors will be determined by a plurality of the votes cast if a quorum is present. In a plurality election, votes may only be cast in favor of or withheld from each proposal; votes that are withheld will be excluded entirely from the vote and will have no effect. This means that the two persons receiving the highest number of "FOR" votes will be elected as directors.

        The affirmative vote of the holders of a majority of shares of common stock, present or represented at the Annual Meeting and voting on the matter is required to approve the amendment and restatement of the Anika Therapeutics, Inc. 2003 Stock Option and Incentive Plan. This means that, assuming a quorum is present, the number of votes cast in favor of the proposal must exceed the number of votes cast against it. Stockholders may vote "FOR" or "AGAINST" the proposal, or may indicate they may wish to "ABSTAIN" from voting.

        Important Notice Regarding the Availability of Proxy Materials for the 2009 Annual Meeting of Stockholders to be held on June 5, 2009: The proxy statement, Annual Report to Stockholders, and directions to the 2009 Annual Meeting of Stockholders are available at:

http://www.anikatherapeutics.com/proxy2009

 PROPOSAL 1:

ELECTION OF DIRECTORS

        Our Board of Directors is currently comprised of six directors and is divided into three classes: Class I, Class II and Class III. Each class of directors serves for a three-year term with one class of directors being elected by our stockholders at each annual meeting. Drs. Bower and Davidson serve as Class I Directors with a term of office expiring at the 2009 Annual Meeting. Messrs. Land and Moran serve as Class II Directors with a term of office expiring at the 2010 Annual Meeting. Mr. Wheeler and Dr. Sherwood serve as Class III Directors with a term of office expiring at the 2011 Annual Meeting.

        Drs. Bower and Davidson are our Board of Directors' nominees for election to the Board of Directors at the Annual Meeting. The Class I Directors will be elected to hold office until the 2012 Annual Meeting and until their successors are duly elected and qualified. Unless otherwise instructed, the persons named in the accompanying proxy will vote, as permitted by the Amended and Restated By-laws of Anika Therapeutics, to elect Drs. Bower and Davidson as Class I Directors.

        The election of a director requires the affirmative vote of a plurality of votes cast by the holders of common stock entitled to vote on the matter. In a plurality election, votes may only be cast in favor of or withheld from each proposal; votes that are withheld will be excluded entirely from the vote and will have no effect. This means that the two persons receiving the highest number of "FOR" votes will be elected as directors.

        If any of the Class I Directors becomes unavailable or declines to serve, the persons acting under the accompanying proxy may vote the proxy for the election of a substitute in their discretion. The Board of Directors has no reason to believe that either of the nominees will be unable or unwilling to serve if elected. There are no arrangements or understandings between any nominee and any other person pursuant to which such nominee was selected. The Board of Directors Recommends a Vote FOR each Director Nominee.

 Information Regarding the Directors

        The following table sets forth the name of each director, including the nominees for Class I Director, his age and the year in which he became a director of Anika Therapeutics.

Director Name	Age	Director Since	Term Expires
Class I Directors:
Joseph L. Bower	70	1993	2009
Eugene A. Davidson, Ph.D.	78	1993	2009
Class II Directors:
Raymond J. Land	64	2006	2010
John C. Moran	56	2006	2010
Class III Directors:
Steven E. Wheeler	62	1993	2011
Charles H. Sherwood, Ph.D.	62	2002	2011

        Dr. Bower joined the Board of Directors of Anika Therapeutics in February 1993 and has served as Lead Director since April 2005. He has held various positions at the Harvard Business School since 1963, where he was named Professor of Business Administration in 1972 and Donald Kirk David Professor of Business Administration in 1986. He has served as Chairman of the Doctoral Programs, Director of Research, Senior Associate Dean for External Relations, Chair of the General Management Area and is currently Chair of the General Manager Program. Dr. Bower received an A.B. from Harvard University and an M.B.A. and a D.B.A. from the Harvard Business School. He is a director of Brown Shoe Company, Inc., New America High Income Fund, Sonesta International Hotels Corporation, and Loews Corporation.

        Dr. Davidson joined the Board of Directors of Anika Therapeutics in February 1993. Dr. Davidson is currently an Adjunct Professor of Biological Sciences at the Florida Atlantic University. He was the Chairman of the Department of Biochemistry, Cell and Molecular Biology at Georgetown University Medical School from April 1988 until June 30, 2003. Prior to this position, he was the Chairman of the Department of Biological Chemistry at the Milton S. Hershey Medical Center of the Pennsylvania State University from October 1967 to April 1988. Dr. Davidson also served as Associate Dean for Education at the Milton S. Hershey Medical Center from November 1975 to January 1987. Dr. Davidson received a B.S. in Chemistry from the University of California, Los Angeles, and a Ph.D. in Biochemistry from Columbia University.

        Mr. Land joined the Board of Directors of Anika Therapeutics in January 2006. Mr. Land is currently Senior Vice President and Chief Financial Officer at Clarient, Inc., a Safeguard Scientifics, Inc. partner company. Mr. Land was previously Senior Vice President and Chief Financial Officer of Safeguard Scientifics, Inc., from 2007 to 2008. From 2006 to 2007, Mr. Land served as Executive Vice President and Chief Financial Officer of Medcenter Solutions, Inc. From 2005 until 2006, Mr. Land served as Senior Vice President and Chief Financial Officer of Orchid Cellmark Inc. From 1997 until 2005, Mr. Land served as Chief Financial Officer of NASDAQ-traded Genecor International, Inc., a diversified biotechnology company focusing on bioproducts and healthcare. From

1991 to 1996, he served as Senior Vice President and Chief Financial Officer for publicly traded West Pharmaceutical Services, Inc. Previously, Mr. Land was with Campbell Soup Company, Inc., where for nine years he held increasingly senior financial positions and also served as General Manager of a frozen food division. Prior to joining Campbell Soup, Mr. Land worked for Coopers and Lybrand for nine years. Mr. Land is a Certified Public Accountant and has a degree in accounting and finance from Temple University.

        Mr. Moran joined the Board of Directors of Anika Therapeutics in December 2006. From 1990 to 1997, Mr. Moran served as the First President of Synthes Spine, a division of Synthes (USA), the leading skeletal fixation company in the world. Synthes Spine designs, manufactures and distributes implants and instruments for spinal disorders. Since leaving Synthes in 1997, Mr. Moran has been a private investor in a number of companies, mostly in the medical devices field. Mr. Moran also serves as a director of Power Medical Interventions Inc., Christini Technologies, Paradigm Spine LLC, Ranier Technologies, and is Chairman of the Board at Core Essence Orthopaedics. Mr. Moran is a graduate of the University of Notre Dame and holds an M.B.A. from Harvard Business School.

        Mr. Wheeler joined the Board of Directors of Anika Therapeutics in February 1993. He is currently the President of Wheeler & Co., a private investment firm. He is also currently a director of Bariston Partners, LLC, a private equity investment firm, PingTone, Inc., and The 81 Beacon Street Corporation. Between 1993 and February 1996, Mr. Wheeler was Managing Director and a director of Copley Real Estate Advisors and President, Chief Executive Officer and a director of Copley Properties, Inc., a publicly traded real estate investment trust. He was the Chairman and Chief Executive Officer of Hancock Realty Investors, which manages an equity real estate portfolio, from 1991 to February 1993. Prior to this position, he was an Executive Vice President of Bank of New England Corporation from 1990 to 1991. Mr. Wheeler received a B.S. in Engineering from the University of Virginia, an M.S. in Nuclear Engineering from the University of Michigan and an M.B.A. from the Harvard Business School.

        Dr. Sherwood was appointed Chief Executive Officer of Anika Therapeutics in March 2002. Dr. Sherwood has served as President since June 2001. Dr. Sherwood previously served as Anika Therapeutics' Chief Operating Officer beginning in June 2001, Vice President of Research and Development beginning in April 2000 and Vice President of Process Development and Engineering beginning in April 1998. Dr. Sherwood served as a consultant to Anika Therapeutics from January 1998 to April 1998. From 1995 to 1997, Dr. Sherwood was Senior Director of Medical Device Research and Development for Chiron Vision. In April 1995, Chiron Vision acquired IOLAB Corporation, a division of Johnson & Johnson where Dr. Sherwood had been Executive Director of Research and Development from 1993 to 1995, Director of Materials Characterization from 1989 to 1993 and Manager/Section Head from 1982 to 1989. Dr. Sherwood was also a part-time faculty member in the Department of Chemistry at the California State Polytechnic University, Pomona, California from 1984 to 1987. Dr. Sherwood received a B.S. in Chemical Engineering from Cornell University, and an M.S. and Ph.D. in Polymer Science and Engineering from the University of Massachusetts, Amherst. Dr. Sherwood also received a Certificate in Management from Claremont Graduate School.

Corporate Governance, Board Matters and Committees

        The Board of Directors has determined that each of its incumbent members, except for Dr. Sherwood, is "independent" within the meaning of director independence standards of Rule 4200(a)(15) of the National Association of Securities Dealers (the "NASD"), the NASDAQ listing standards and the Securities and Exchange Commission ("SEC"), including Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Board of Directors based these determinations primarily on a review of the responses of each director to questions regarding employment and compensation history, affiliations and family and other relationships and on other relevant discussions with the directors.

        Independent directors meet periodically in executive sessions without management participation. The executive sessions generally occur in connection with regularly scheduled meetings of the Board of Directors, committees of the Board of Directors and at other times the independent directors deem appropriate. The executive sessions are chaired either by the Lead Director or by the chair of the Board committee having jurisdiction over the particular subject matter to be discussed at the particular meeting or portion of a meeting.

        Anika Therapeutics' Board of Directors met ten (10) times during 2008. No director attended less than 75% of the aggregate of: (1) the total number of Board meetings and (2) the total number of meetings held by all committees on which such director served. Our Annual Meeting of Stockholders is generally held to coincide with one of the Board's regularly scheduled meetings. Directors are strongly encouraged to attend the Annual Meeting. Each of the then current directors attended the 2008 Annual Meeting of Stockholders.

        The Board of Directors currently has three standing committees:

  •
  an Audit Committee;

  •
  a Compensation Committee; and

  •
  a Governance and Nominating Committee.

        The Board of Directors has adopted a written charter for each of the Audit Committee, the Compensation Committee, and the Governance and Nominating Committee. The Audit Committee has adopted a Code of Business Conduct and Ethics that applies to all of our employees, officers and directors. You can find links to these materials in the corporate governance section of our website at http://www.anikatherapeutics.com. Please note that the information contained on the website is not incorporated by reference in, or considered to be a part of, this proxy statement.

        Audit Committee.    The current members of the Audit Committee are Mr. Land, as Chairperson, Dr. Bower, and Mr. Moran. Messrs. Land and Moran and Dr. Bower served on the Audit Committee throughout 2008. The Board of Directors has determined that each member of the Audit Committee meets the independence requirements promulgated by NASDAQ and the SEC, including Rule 10A-3(b)(1) under the Exchange Act. In addition, the Board of Directors has determined that each member of the Audit Committee is financially literate and has the requisite financial sophistication required by the NASD audit committee requirements. In addition, the Board of Directors has determined that Mr. Land qualifies as an "audit committee financial expert" under the rules of the SEC. Stockholders should understand that this designation is a disclosure requirement of the SEC related to Mr. Land's experience and understanding with respect to certain accounting and auditing matters. The designation does not impose upon Mr. Land any duties, obligations or liability that are greater than those that are generally imposed on him as a member of the Audit Committee and the Board of Directors, and his designation as an audit committee financial expert pursuant to this SEC requirement does not affect the duties, obligations or liability of any other member of the Audit Committee or the Board of Directors.

        The purposes of the Audit Committee are, among other things, to (1) oversee the accounting and financial reporting processes of Anika Therapeutics and the audits of its financial statements, (2) take or recommend that the Board of Directors take appropriate action to oversee the qualifications, independence and performance of Anika Therapeutics' independent registered public accounting firm and (3) prepare an Audit Committee report as required by the SEC to be included in Anika Therapeutics' annual proxy statement. The Audit Committee has direct authority to appoint, retain, oversee and, when appropriate, terminate Anika Therapeutics' independent registered public accounting firm. The Audit Committee also has the responsibility to confer with the independent registered public accounting firm regarding the scope, method and result of the audit of our books and records and to report the same to the Board of Directors and to establish and monitor a policy relative to non-audit services provided by the independent registered public accounting firm in order to ensure their independence.

        The Audit Committee operates under a written charter adopted by the Board of Directors, which was revised during March 2009, a current copy of which may be viewed in the corporate governance section of Anika Therapeutics' website the corporate governance section of Anika Therapeutics' website at http://www.anikatherapeutics.com. Please note that the information contained on the website is not incorporated by reference in, or considered to be a part of, this proxy statement. The Audit Committee holds separate sessions of its meetings, outside the presence of management, with Anika Therapeutics' independent auditors in conjunction with each regularly scheduled Audit Committee meeting that the independent auditors participate in. The Audit Committee met six (6) times during 2008.

        Compensation Committee.    The current members of the Compensation Committee are Dr. Bower, as Chairperson, Dr. Davidson, and Mr. Wheeler, each of whom is independent for purposes of NASDAQ listing standards and the SEC. Mr. Wheeler and Drs. Bower and Davidson served on the Compensation Committee throughout 2008. The Compensation Committee, among other things, exercises on behalf of the Board of Directors all of the Board's responsibilities relating to the development and implementation of Anika Therapeutics' compensation programs which provide incentives that further Anika Therapeutics' long-term strategic plan with the goal of enhancing enduring stockholder value, including: (1) reviewing and approving corporate goals and objectives relevant to the compensation of Anika Therapeutics' Chief Executive Officer, (2) determining, with the advice and assistance of the Chief Executive Officer, the compensation of Anika Therapeutics' officers other than the Chief Executive Officer, (3) overseeing Anika Therapeutics' overall compensation programs, including granting awards under Anika Therapeutics' 2003 Stock Option and Incentive Plan (the "2003 Plan"), and (4) preparing a report on executive compensation to be included in Anika Therapeutics' annual proxy statement. The Board of Directors has approved a written charter for the Compensation Committee, a current copy of which may be viewed in the corporate governance section of Anika Therapeutics' website at http://www.anikatherapeutics.com. Please note that the information contained on the website is not incorporated by reference in, or considered to be a part of, this proxy statement. The Compensation Committee met seven (7) times during 2008.

        Governance and Nominating Committee.    The current members of the Governance and Nominating Committee are Mr. Wheeler, as Chairperson, and Messrs. Moran and Land, each of whom is independent for purposes of NASDAQ listing standards and the SEC. Messrs. Wheeler, Moran and Land served on the Governance and Nominating Committee throughout 2008. The Governance and Nominating Committee is primarily responsible for (1) recommending to the Board of Directors the criteria for Board and committee membership, and (2) identifying, evaluating and recommending nominees to stand for election as directors at each Annual Meeting of Stockholders, including incumbent directors and candidates recommended by stockholders. In addition, the Governance and Nominating Committee is responsible for annually reviewing and recommending to the Board of Directors compensation for non-employee directors and evaluating the performance of the Company's Chief Executive Officer and each member of the Board. The Board of Directors has approved a written charter for the Governance and Nominating Committee, a current copy of which may be viewed in the corporate governance section of Anika Therapeutics' website at http://www.anikatherapeutics.com. Please note that the information contained on the website is not incorporated by reference in, or considered to be a part of, this proxy statement. The Governance and Nominating Committee met twice during 2008.

        When considering candidates for director, the Governance and Nominating Committee takes into account a number of factors, including the following minimum qualifications: the nominee shall have the highest personal and professional integrity, shall have demonstrated exceptional ability and judgment, and shall be most effective, in conjunction with the other members of the Board, in collectively serving the long-term interests of the stockholders. In addition, the Governance and Nominating Committee will take into consideration such other factors as it deems appropriate, including any direct experience in the biotechnology, pharmaceutical and/or life sciences industries or in the markets in which Anika Therapeutics operates and whether the candidate, if elected, assists in achieving a mix of Board members that represents a diversity of background and experience. The Governance and Nominating Committee may also consider, among other things, the skills of the candidate, his or her availability, depth and breadth of experience or other background characteristics, and his or her independence. Depending upon the current needs of the Board, these and other factors may be weighed more or less heavily by the Governance and Nominating Committee.

        The Governance and Nominating Committee will consider written recommendations from stockholders of Anika Therapeutics regarding potential candidates for election as directors. The Governance and Nominating Committee will review and evaluate the qualifications of director nominee candidates who have been recommended by stockholders in compliance with procedures established from time to time by the Governance and Nominating Committee and conduct such inquiries as it deems appropriate. The Governance and Nominating Committee will consider for nomination any proposed director candidate who is deemed qualified by the Governance and Nominating Committee in light of the minimum qualification and other criteria for Board membership described above or otherwise approved by the Board from time to time.

        Stockholders wishing to suggest a candidate for director should write to the Governance and Nominating Committee c/o Chief Executive Officer at Anika Therapeutics, Inc., 32 Wiggins Avenue, Bedford, Massachusetts 01730 and include:

  •
  The name and address of record of the stockholder;

  •
  A representation that the stockholder is a record holder of Anika Therapeutics' common stock, or if the stockholder is not a record holder, evidence of ownership in accordance with SEC Rule 14a-8(b)(2) of the Exchange Act;

  •
  The name, age, business and residential address, educational background, public company directorships, current principal occupation or employment, and principal occupation or employment for the preceding five (5) full years of the proposed director candidate;

  •
  A description of the qualifications and background of the proposed director candidate which addresses the minimum qualifications and other criteria for Board membership approved by the Board from time to time;

  •
  A description of all arrangements or understandings between the stockholder and the proposed director candidate;

  •
  The written consent of the proposed director candidate (1) to be named in the proxy statement relating to Anika Therapeutics' Annual Meeting of Stockholders, (2) to have all required information regarding such candidate included in the proxy statement relating to Anika Therapeutics' Annual Meeting of Stockholders filed pursuant to the rules of the SEC, and (3) to serve as a director if elected at such annual meeting; and

  •
  Any other information regarding the proposed director candidate that is required to be included in a proxy statement filed pursuant to the rules of the SEC.

        The Governance and Nominating Committee may solicit recommendations for candidates for directors from non-management directors, the Chief Executive Officer, other executive officers, third-party search firms and such other sources as it deems appropriate, including stockholders. The Governance and Nominating Committee will review and evaluate the qualifications of all such proposed candidates in the same manner and without regard to the source of the recommendation.

 Communications with the Board of Directors

        If you wish to communicate with any of our directors or the Board of Directors as a group, you may do so by writing to the Board of Directors, or such individual director(s) c/o Chief Executive Officer, Anika Therapeutics, Inc., 32 Wiggins Avenue, Bedford, Massachusetts 01730.

        We recommend that all correspondence be sent via certified U.S. mail, return receipt requested. All correspondence received by the Chief Executive Officer will be forwarded promptly to the appropriate addressee(s).

Code of Business Conduct

        It is our policy that all of our officers, directors and employees worldwide conduct our business in an honest and ethical manner and in compliance with all applicable laws and regulations. Our Board of Directors has adopted the Anika Therapeutics, Inc. Code of Business Conduct and Ethics in order to clarify, disseminate and enforce this policy. The Code of Business Conduct and Ethics applies to all of our officers, directors and employees worldwide, including our Chief Executive Officer and Chief Financial Officer. The Code of Business Conduct and Ethics can be viewed on the investor relations section of our website at www.anikatherapeutics.com under "corporate governance." Please note that the information contained on the website is not incorporated by reference in, or considered to be part of, this proxy statement.

Transactions with Related Persons

        It is our policy that all employees and directors, as well as their family members, must avoid any activity that is or has the appearance of conflicting with Anika Therapeutics' business interests. This policy is included in our Code of Business Conduct and Ethics. All directors and officers of Anika Therapeutics' complete a directors and officers questionnaire at the beginning of each year, in which they are asked to disclose family relationships and other related party transactions. Our Audit Committee must review and approve all related party transactions, as defined in Item 404 of Regulation S-K. Our Audit Committee's procedures for reviewing related party transactions are not in writing. In 2008, there were no related party transactions.

PROPOSAL 2:

APPROVAL OF THE AMENDED AND RESTATED 2003 STOCK OPTION AND INCENTIVE PLAN

        The Board of Directors, upon recommendation of the Compensation Committee, has adopted the Amended and Restated Anika Therapeutics, Inc. 2003 Stock Option and Incentive Plan (the "Amended Plan") for officers, employees, non-employee directors and other key persons of Anika Therapeutics and its subsidiaries, subject to the approval of the Amended Plan by our stockholders. The Amended Plan will amend and restate the Company's 2003 Stock Option and Incentive Plan (the "2003 Plan").

        The Amended Plan provides flexibility to the Compensation Committee to use various equity-based incentive awards as compensation tools to motivate the Company's workforce. A copy of the Amended Plan is attached as Appendix A to this proxy statement and is incorporated herein by reference.

Summary of the Material Features and Amendments

        The material features of the Amended Plan as proposed to be amended are:

        Increase in shares available.    At present we are authorized to grant equity-based awards under the 2003 Plan for up to 1,500,000 shares of common stock. As of March 31, 2009, we had options with respect to 332,155 shares outstanding, stock appreciation rights with respect to 579,160 shares outstanding, restricted stock with respect to 69,475 shares outstanding, and performance based awards to employees and directors with respect to 29,672 shares outstanding, and 191,045 shares available for future grants under the 2003 Plan

        Based on our current compensation policies, the Compensation Committee believes that in the near future there will not be a sufficient number of shares of common stock available for future awards under the 2003 Plan in order to enable us to continue to achieve our objectives. Therefore, as contemplated in the Amended Plan, the maximum number of shares of common stock for which we may grant awards under the 2003 Plan will be increased by 1,000,000 shares from 1,500,000 to 2,500,000 shares. The additional shares constitute 8.7% of the 11,435,872 shares of common stock that were outstanding on March 31, 2009. The additional 1,000,000 shares, together with the existing 191,045 shares available as of March 31, 2009, are expected to provide us with a sufficient number of available shares of common stock to make awards under the Amended Plan for the foreseeable future.

        Elimination of the limitation on the use of full value shares.    Section 3(a) of the 2003 Plan provides that not more than 200,000 shares shall be issued in the form of unrestricted stock awards, restricted stock awards, or performance share awards except to the extent such awards are granted in lieu of cash compensation or fees. Since 2006 and the adoption of the stock plan compensation accounting rules under Financial Accounting Standard 123R, equity compensation practices for many companies have gravitated towards greater reliance on performance shares and related forms of full value awards. As a result, the Compensation Committee recommends that this limitation on the number of shares that may be issued in the form of unrestricted stock awards, restricted stock awards, or performance share awards be eliminated.

        Extension of the expiration date.    Section 5 of the 2003 Plan provides that no incentive stock option shall be granted under the 2003 Plan after April 4, 2013. The Compensation Committee recommends that no grants of stock options and other awards be made after the tenth anniversary of the effective date of the Amended Plan and no grants of incentive Stock options may be made after the tenth anniversary of the date the Amended Plan is approved by the Board of Directors.

        Qualified Performance-Based Compensation under Code Section 162(m).    To ensure that certain awards granted under the Amended Plan to a "Covered Employee" (as defined in the Internal Revenue Code of 1986 (the "Code")) qualify as "performance-based compensation" under

Section 162(m) of the Code, the Amended Plan provides that the Compensation Committee may require that the vesting of such awards be conditioned on the satisfaction of performance criteria that may include any or all of the following: earnings before interest, taxes, depreciation and amortization, net income (loss) (either before or after interest, taxes, depreciation and/or amortization), changes in the market price of the Stock, economic value-added, funds from operations or similar measure, sales or revenue, acquisitions or strategic transactions, operating income (loss), cash flow (including, but not limited to, operating cash flow and free cash flow), return on capital, assets, equity, or investment, stockholder returns, return on sales, gross or net profit levels, productivity, expense, margins, operating efficiency, customer satisfaction, working capital, earnings (loss) per share of Stock, sales or market shares and number of customers, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group, and with respect to any Award that is not intended to be a Performance-Based Award, such criteria as may be determined by the Administrator.

        The Amended Plan will be administered by the Compensation Committee of the Board of Directors. The Compensation Committee, in its discretion, may grant stock-based awards (including incentive stock options, non-qualified stock options, stock appreciation rights, deferred stock, restricted stock, unrestricted stock, performance shares and dividend equivalent rights) to officers, employees, non-employee directors and other key persons under the Amended Plan. Subject to adjustment for stock splits, stock dividends and similar events, the total number of shares of our common stock that can be issued under the Amended Plan would be 2,500,000 shares. Based solely on the closing price of the Company's common stock as reported by the NASDAQ on March 31, 2009 and the 1,191,045 shares that would have been available for award as of that date (assuming that the Amended Plan was effective as of such date), the aggregate market value of the common stock that could potentially be issued under the Amended Plan is $5.5 million. The shares issued by Anika Therapeutics under the Amended Plan may be authorized but unissued shares, or shares reacquired by Anika Therapeutics. To the extent that awards under the Amended Plan do not vest or otherwise revert to Anika Therapeutics, the shares of common stock represented by such awards may be the subject of subsequent awards.

Recommendation

        The Board of Directors believes that stock based awards can play an important role in the success of Anika Therapeutics by encouraging and enabling the officers and employees, non-employee directors and other key employees upon whose judgment, initiative and efforts Anika Therapeutics depends for the successful conduct of its business to acquire a proprietary interest in it. The Board of Directors anticipates that providing such persons with a direct stake in Anika Therapeutics' welfare will assure a closer identification of the interests of participants in the Amended Plan with those of Anika Therapeutics, thereby stimulating their efforts on its behalf and strengthening their desire to remain with it.

        The Board of Directors believes that the proposed Amended Plan will help Anika Therapeutics achieve its goals by keeping its incentive compensation program dynamic and competitive with those of other companies. Accordingly, the Board of Directors believes that the Amended Plan is in the best interests of Anika Therapeutics and its stockholders and recommends that the stockholders approve the Amended and Restated 2003 Stock Option and Incentive Plan.

        THE BOARD OF DIRECTORS RECOMMENDS THAT THE AMENDED AND RESTATED 2003 STOCK OPTION AND INCENTIVE PLAN AUTHORIZING THE ISSUANCE OF 2,500,000 SHARES OF COMMON STOCK BE APPROVED, AND THEREFORE RECOMMENDS A VOTE FOR THIS PROPOSAL.

Summary of the Amended and Restated 2003 Stock Option and Incentive Plan

        The following description of certain features of the Amended Plan is intended to be a summary only. The summary is qualified in its entirety by the full text of the Amended Plan that is attached hereto as Appendix A.

        Amended Plan Administration.    The Amended Plan provides for administration by a committee of not fewer than two non-employee directors (the "Administrator"), as appointed by the Board of Directors from time to time. The Administrator has full power to select, from among the individuals eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to participants, and to determine the specific terms and conditions of each award, subject to the provisions of the Amended Plan. In addition, the Administrator may not reprice outstanding options or cancel stock options or stock appreciation rights for cash without prior stockholder approval, other than to appropriately reflect changes in the capital structure of Anika Therapeutics.

        Eligibility and Limitations on Grants.    All full-time and part-time officers, employees, non-employee directors and other key persons of Anika Therapeutics and its subsidiaries are eligible to participate in the Amended Plan, subject to the discretion of the Administrator. The number of individuals potentially eligible to participate in the Amended Plan is currently approximately 100 persons.

        The maximum award of stock options or stock appreciation rights granted to any one individual will not exceed 400,000 shares of common stock (subject to adjustment for stock splits and similar events) for any calendar year period. If any award of restricted stock, deferred stock or performance shares granted to an individual is intended to qualify as "performance based compensation" under Section 162(m) of the Code, then the maximum award shall not exceed 400,000 shares of common stock (subject to adjustment for stock splits and similar events) to any one such individual in any performance cycle

        Stock Options.    Options granted under the Amended Plan may be either incentive stock options ("Incentive Options") (within the meaning of Section 422 of the Code) or non-qualified stock options ("Non-Qualified Options"). Incentive Options may be granted only to employees of Anika Therapeutics or any subsidiary. Options granted under the Amended Plan will be Non-Qualified Options if they (1) fail to qualify as Incentive Options, (2) are granted to a person not eligible to receive Incentive Options under the Code, or (3) otherwise so provide. Non-Qualified Options may be granted to persons eligible to receive Incentive Options and to non-employee directors and other key persons. No more than 2,500,000 shares of common stock may be issued in the form of Incentive Options.

        Other Option Terms.    The Administrator has authority to determine the terms of options granted under the Amended Plan. The option exercise price of each option will be determined by the Administrator but may not be less than 100% of the fair market value of the shares of common stock on the date of the option grant.

        The term of each option will be fixed by the Administrator and may not exceed ten years from the date of grant. The Administrator will determine at what time or times each option may be exercised and, subject to the provisions of the Amended Plan, the period of time, if any, after retirement, death, disability or termination of employment during which options may be exercised. Options may be made exercisable in installments, and the exercisability of options may be accelerated by the Administrator. In general, unless otherwise permitted by the Administrator, no option granted under the Amended Plan is transferable by the optionee other than by will or by the laws of descent and distribution, and options may be exercised during the optionee's lifetime only by the optionee, or by the optionee's legal representative or guardian in the case of the optionee's incapacity.

        Options granted under the Amended Plan may be exercised for cash or, if permitted by the Administrator, by transfer to Anika Therapeutics (either actually or by attestation) of shares of common stock that are not then subject to restrictions under any Anika Therapeutics stock plan, and that have been held by the optionee for at least six months or were purchased on the open market, and that have a fair market value equivalent to the option exercise price of the shares being purchased, or, subject to applicable law, by compliance with certain provisions pursuant to which a securities broker delivers the purchase price for the shares to Anika Therapeutics. In addition, the Administrator may permit non-qualified options to be exercised using a net exercise feature which reduces the number of shares issued to the optionee by the number of shares with a fair market value equal to the exercise price.

        To qualify as Incentive Options, options must meet additional federal tax requirements, including a $100,000 limit on the value of shares subject to Incentive Options which first become exercisable by any individual in any one calendar year, and a shorter term and higher minimum exercise price in the case of certain large stockholders.

        Stock Appreciation Rights.    The Administrator may award stock appreciation rights. Upon exercise of the stock appreciation right, the holder will be entitled to receive an amount equal to the excess of the fair market value on the date of exercise of one share of common stock over the exercise price per share specified in such right times the number of shares of common stock with respect to which the stock appreciation right is exercised. This amount may be paid in cash, common stock, or a combination thereof, as determined by the Administrator.

        Restricted Stock Awards.    The Administrator may grant shares, at a purchase price determined by the Administrator, of common stock to any participant subject to such conditions and restrictions as the Administrator may determine. These conditions and restrictions may include achievement of pre-established performance goals and/or continued employment with Anika Therapeutics through a specified vesting period. The vesting period shall be determined by the Administrator. If the applicable performance goals and other restrictions are not attained, the participant will forfeit his or her award of restricted stock.

        Unrestricted Stock Awards.    The Administrator may also grant shares (at no cost or for a purchase price determined by the Administrator) of common stock that are free from any restrictions under the Amended Plan. Unrestricted stock may be granted to any participant in recognition of past services or other valid consideration, and may be issued in lieu of cash compensation due to such participant.

        Deferred Stock Awards.    The Administrator also may award phantom stock units as deferred stock awards to participants. The deferred stock awards are ultimately payable in the form of shares of common stock and may be subject to such conditions and restrictions as the Administrator may determine. These conditions and restrictions may include the achievement of certain performance goals and/or continued employment with Anika Therapeutics through a specified vesting period. During the deferral period, subject to terms and conditions imposed by the Administrator, the deferred stock awards may be credited with dividend equivalent rights (discussed below). Subject to the consent of the Administrator, a participant may make an advance election to receive a portion of his or her compensation or restricted stock award otherwise due in the form of a deferred stock award, subject to the participant's compliance with the procedures established by the Administrator and requirements of Section 409A of the Code.

        Performance Share Awards.    The Administrator may grant performance share awards to any participant that entitle the recipient to receive shares of common stock upon the achievement of specified performance goals and such other conditions as the Administrator shall determine. The Administrator will select the particular performance criteria within 90 days following the commencement of a performance cycle. The period during which performance is to be measured for such awards shall not be less than one year.

        Dividend Equivalent Rights.    The Administrator may grant dividend equivalent rights that entitle the recipient to receive credits for dividends that would be paid if the recipient had held specified shares of common stock. Dividend equivalent rights may be granted as a component of another award or as a freestanding award. Dividend equivalent rights credited under the Amended Plan may be paid currently or be deemed to be reinvested in additional shares of common stock, that may thereafter accrue additional dividend equivalent rights at fair market value at the time of deemed reinvestment or on the terms then governing the reinvestment of dividends under our dividend reinvestment plan, if any. Dividend equivalent rights may be settled in cash, shares of common stock or a combination thereof, in a single installment or installments, as specified in the award.

        Tax Withholding.    Participants under the Amended Plan are responsible for the payment of any federal, state or local taxes that we are required by law to withhold upon any option exercise or vesting of other awards. Subject to approval by the Administrator, participants may elect to have the minimum tax withholding obligations satisfied either by authorizing us to withhold shares of common stock to be issued pursuant to an option exercise or other award, or by transferring to us shares of common stock having a value equal to the amount of such taxes.

        Change of Control Provisions.    The Amended Plan provides that in the event of a "change of control" or a "sale event" as defined in the Amended Plan, generally all stock options and stock appreciation rights will automatically become fully exercisable and that the restrictions and conditions on all awards of restricted stock, deferred stock awards and performance share awards will automatically be deemed waived. In addition, in the case of a "sale event" in which the Company's stockholders will receive cash consideration, the Company may make or provide for a cash payment to participants holding options and stock appreciation rights equal to the difference between the per share cash consideration and the exercise price of the options or stock appreciation rights.

        Adjustments for Stock Dividends, Mergers, etc.    The Amended Plan authorizes the Administrator to make appropriate adjustments to the number of shares of common stock that are subject to the Amended Plan and to any outstanding stock options to reflect stock dividends, stock splits and similar events. In the event of certain transactions, such as a merger, consolidation, dissolution or liquidation of Anika Therapeutics, all stock options and stock appreciation rights will automatically become fully exercisable and the restrictions and conditions on all other stock based awards will automatically be deemed waived. In addition, the Amended Plan and all awards will terminate unless the parties to the transaction, in their discretion, provide for appropriate substitutions or adjustments of outstanding stock options or other awards.

        Amendments and Termination.    The Board of Directors may at any time amend or discontinue the Amended Plan and the Administrator may at any time amend or cancel any outstanding award for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect the rights under any outstanding awards without the holder's consent. To the extent required by the Code to ensure that options granted under the Amended Plan qualify as Incentive Options or that compensation earned under stock options granted under the Amended Plan qualify as performance-based compensation under the Code, Amended Plan amendments shall be subject to approval by our stockholders.

New Plan Benefits

        Because the grant of awards under the Amended Plan is within the discretion of the Compensation Committee, Anika Therapeutics cannot determine the dollar value or number of shares of common stock that will in the future be received by or allocated to any participant in the Amended

Plan. Accordingly, in lieu of providing information regarding benefits that will be received under the Amended Plan, the following table provides information concerning the benefits that were received by the following persons and groups during 2008: each named executive officer; all current executive officers, as a group; all current directors who are not executive officers, as a group; and all employees who are not executive officers, as a group.

	Options and Stock Appreciation Rights		Restricted Stock, Performance Shares and Restricted Stock Units
Name and Position	Average Exercise Price	Number (#)	Dollar Value ($)	Number (#)
Charles H. Sherwood, Ph.D., President and Chief Executive Officer	$10.99	57,530	$57,091	18,780
Kevin W. Quinlan, Chief Financial Officer	$10.99	20,570	$20,502	6,744
William J. Mrachek, Vice President of Human Resources	$10.99	13,080	$12,932	4,254
Andrew J. Carter, Ph.D., Chief Technology Officer	$10.64	50,000	$20,812	6,846
Irina B. Kulinets, Vice President of Regulatory and Clinical Affairs	—	—	$11,035	3,630
All current executive officers, as a group	$10.88	154,130	$135,304	44,508
All current directors who are not executive officers, as a group	—	—	$43,320	14,250
All current employees who are not executive officers, as a group	$8.15	25,000	$21,280	7,000

Tax Aspects under the U.S. Internal Revenue Code

        The following is a summary of the principal federal income tax consequences of transactions under the Amended Plan. It does not describe all federal tax consequences under the Amended Plan, nor does it describe state or local tax consequences.

        The advice set forth below was not intended or written to be used, and it cannot be used, by any taxpayer for the purpose of avoiding United States federal tax penalties that may be imposed on the taxpayer. The advice was written to support the promotion or marketing of the transaction(s) or matter(s) addressed herein. Each taxpayer should seek advice based upon the taxpayer's particular circumstances from an independent tax advisor. The foregoing language is intended to satisfy the requirements under the regulations in Section 10.35 of Circular 230.

        Incentive Options.    No taxable income is generally realized by the optionee upon the grant or exercise of an Incentive Option. If shares of common stock issued to an optionee pursuant to the exercise of an Incentive Option are sold or transferred after two years from the date of grant and after one year from the date of exercise, then (1) upon sale of such shares, any amount realized in excess of the option price (the amount paid for the shares) will be taxed to the optionee as a long-term capital gain, and any loss sustained will be a long-term capital loss, and (2) there will be no deduction for Anika Therapeutics for federal income tax purposes. The exercise of an Incentive Option will give rise to an item of tax preference that may result in alternative minimum tax liability for the optionee. An optionee will not have any additional FICA (Social Security) taxes upon exercise of an Incentive Option.

        If shares of common stock acquired upon the exercise of an Incentive Option are disposed of prior to the expiration of the two-year and one-year holding periods described above (a "disqualifying disposition"), generally (1) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares of common stock at exercise (or, if less, the amount realized on a sale of such shares of common stock) over the option price thereof, and (2) Anika Therapeutics will be entitled to deduct such amount. Special rules will apply where all or a portion of the exercise price of the Incentive Option is paid by tendering shares of common stock.

        If an Incentive Option is exercised at a time when it no longer qualifies for the tax treatment described above, the option is treated as a Non-Qualified Option. Generally, an Incentive Option will not be eligible for the tax treatment described above if it is exercised more than three months following termination of employment (or one year in the case of termination of employment by reason of disability). In the case of termination of employment by reason of death, the three-month rule does not apply.

        Non-Qualified Options.    With respect to Non-Qualified Options under the Amended Plan, no income is realized by the optionee at the time the option is granted. Generally (1) at exercise, ordinary income is realized by the optionee in an amount equal to the difference between the option price and the fair market value of the shares of common stock on the date of exercise, and Anika Therapeutics receives a tax deduction for the same amount, and (2) at disposition, appreciation or depreciation after the date of exercise is treated as either short-term or long-term capital gain or loss depending on how long the shares of common stock have been held. Special rules will apply where all or a portion of the exercise price of the Non-Qualified Option is paid by tendering shares of common stock. Upon exercise, the optionee will also be subject to FICA taxes on the excess of the fair market value over the exercise price of the option.

        Other Awards.    Anika Therapeutics generally will be entitled to a tax deduction in connection with an award under the Amended Plan in an amount equal to the ordinary income realized by the participant at the time the participant recognizes such income. Participants typically are subject to income tax and recognize such tax at the time that an award is exercised, vests or becomes non-forfeitable, unless the award provides for a further deferral.

        Parachute Payments.    The vesting of any portion of any option or other award that is accelerated due to the occurrence of a change of control may cause a portion of the payments with respect to such accelerated awards to be treated as "parachute payments" as defined in the Code. Any such parachute payments may be non-deductible to Anika Therapeutics, in whole or in part, and may subject the recipient to a non-deductible 20% federal excise tax on all or a portion of such payment (in addition to other taxes ordinarily payable).

        Limitation on Anika Therapeutics' Deductions.    As a result of Section 162(m) of the Code, Anika Therapeutics deduction for certain awards under the Amended Plan may be limited to the extent that a covered employee receives compensation in excess of $1,000,000 in such taxable year (other than performance-based compensation that otherwise meets the requirements of Section 162(m) of the Code).

Vote Required For Approval

        The affirmative vote of the holders of a majority of shares of common stock, present or represented at the Annual Meeting and voting on the matter is required to approve the Amended Plan. This means that, assuming a quorum is present, the number of votes cast in favor of the proposal must exceed the number of votes cast against it. Stockholders may vote "FOR" or "AGAINST" the proposal, or may indicate they may wish to "ABSTAIN" from voting. Abstentions will be excluded entirely from the vote and will have no effect on the outcome of the vote. Non-votes will also have no effect on the outcome of the approval of the Amended Plan.

Recommendation

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDED AND RESTATED 2003 STOCK OPTION AND INCENTIVE PLAN AUTHORIZING THE ISSUANCE OF UP TO 2,500,000 SHARES OF COMMON STOCK.

EQUITY COMPENSATION PLAN INFORMATION

        The following table sets forth information concerning Anika Therapeutics' equity compensation plan as of December 31, 2008.

	Equity Compensation Plan Information
Plan category	Number of securities to be issued upon exercise of outstanding options, stock appreciation rights, performance shares and restricted stock units(1)	Weighted Average exercise price of outstanding options, stock appreciation rights, performance shares and restricted stock units	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	1,160,653	$9.09	364,200
Equity compensation plans not approved by security holders	—		—

Total	1,160,653	$9.09	364,200

(1)
Excludes 17,425 shares of unvested restricted stock awards as of December 31, 2008.

 BENEFICIAL OWNERSHIP OF COMMON STOCK

        The following table sets forth the beneficial ownership of our common stock as of March 31, 2009, by:

  •
  each director;

  •
  each of the Named Executive Officers named in the Summary Compensation Table set forth under the caption "Executive Compensation;"

  •
  each other person which is known by us to beneficially own 5% or more of our common stock; and

  •
  all current directors and executive officers as a group

  •
  unless otherwise noted below, the address of each person listed on the table is c/o Anika Therapeutics, Inc., 32 Wiggins Avenue, Bedford, MA 01730

Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percentage of Common Stock Outstanding(2)
Joseph L. Bower	119,781	(3)	1.04%
Eugene A. Davidson, Ph.D.	68,915	(4)	*
Raymond J. Land	17,035	(5)	*
John C. Moran	14,140	(6)	*
Steven E. Wheeler	78,861	(7)	*
Charles H. Sherwood, Ph.D.	639,207	(8)	5.36%
William J. Mrachek	59,014	(9)	*
Kevin W. Quinlan	86,226	(10)	*
Andrew J. Carter, Ph. D.	19,546	(11)	*
Irina B. Kulinets	6,130	(12)	*
All current directors and current executive officers as a group (11 persons)	1,127,426	(13)	9.22%
Other Principal Stockholders:
Royce & Associates, LLC 1414 Avenue of Americas New York, NY 10019	1,412,695	(14)	12.35%

*
Indicates less than 1%.

(1)
The number of shares deemed beneficially owned includes shares of common stock beneficially owned as of March 31, 2009. The inclusion of any shares of stock deemed beneficially owned does not constitute an admission of beneficial ownership of those shares. Any reference below to shares subject to outstanding stock options and stock appreciation rights held by the person in question refers to stock options and stock appreciation rights that are exercisable within 60 days after April 17, 2009. Unless otherwise indicated below, to the knowledge of the Company, all persons listed below have sole voting and investment power with respect to their shares of common stock, except to the extent authority is shared by spouses under applicable law.

(2)
The number of shares deemed outstanding includes 11,435,872 shares of common stock outstanding as of March 31, 2009, plus restricted stock granted and any shares subject to outstanding stock options and stock appreciation rights that were exercisable within 60 days of April 17, 2009, held by the person or persons in question.

(3)
This amount includes 9,400 shares of restricted stock units and 19,511 shares subject to stock options and stock appreciation rights that are exercisable on or before June 16, 2009. The 9,400 shares of restricted stock units are unvested and will be fully vested if the director leaves the Company in good standing.

(4)
This amount includes (i) 9,400 shares of restricted stock units and 27,165 shares subject to stock options and stock appreciation rights that are exercisable on or before June 16, 2009, and (ii) 1,400 shares owned by Dr. Davidson's spouse, with respect to which Dr. Davidson disclaims beneficial ownership. The 9,400 shares of restricted stock units are unvested shares and will be fully vested if the director leaves the Company in good standing.

(5)
This amount includes 9,400 shares of restricted stock units and 6,685 shares of stock appreciation rights that are exercisable on or before June 16, 2009. The 9,400 shares of restricted stock units are unvested shares and will be fully vested if the director leaves the Company in good standing.

(6)
This amount includes 9,400 shares of restricted stock units and 3,790 shares subject to stock appreciation rights that are exercisable on or before June 16, 2009. The 9,400 shares of restricted stock units are unvested shares and will be fully vested if the director leaves the Company in good standing.

(7)
This amount includes 9,400 shares of restricted stock units and 7,711 shares subject to stock appreciation rights that are exercisable on or before June 16, 2009. The 9,400 shares of restricted stock units are unvested shares and will be fully vested if the director leaves the Company in good standing.

(8)
This amount includes 12,520 shares of restricted stock awards and 477,927 shares subject to stock options and stock appreciation rights that are exercisable on or before June 16, 2009.

(9)
This amount includes 3,111 shares of restricted stock awards and 53,160 shares subject to stock options and stock appreciation rights that are exercisable on or before June 16, 2009.

(10)
This amount includes 4,496 shares of restricted stock awards and 74,482 shares subject to stock options and stock appreciation rights that are exercisable on or before June 16, 2009.

(11)
This amount includes 4,564 shares of restricted stock awards and 12,500 shares subject to stock options and stock appreciation rights that are exercisable on or before June 16, 2009.

(12)
This amount includes 2,420 shares of restricted stock awards and 2,500 shares subject to stock options and stock appreciation rights that are exercisable on or before June 16, 2009.

(13)
This amount includes 63,286 shares of restricted stock and 698,498 shares in the aggregate subject to stock options and stock appreciation rights that are exercisable on or before June 16, 2009.

(14)
Such information is provided based upon information contained in the Schedule 13G/A filed by Royce & Associates, LLC with the SEC on January 23, 2009 for calendar year 2008.

Section 16(a) Beneficial Ownership Reporting Compliance

        The Exchange Act requires that Anika Therapeutics' officers, directors and persons who own more than 10% of Anika Therapeutics' common stock file initial reports of ownership and reports of changes in ownership with the SEC and NASDAQ. Officers, directors and persons who beneficially own more than 10% of Anika Therapeutics' common stock are also required to furnish us with a copy of all forms they file pursuant to Section 16(a) of the Exchange Act. To Anika Therapeutics' knowledge, based solely upon a review of Forms 3, 4 and 5 and amendments thereto furnished to us under Rule 16a-3(e) of the Exchange Act for the year ended December 31, 2008, no officer, director or person who owns more than 10% of Anika Therapeutics' outstanding shares of common stock failed to file such reports on a timely basis.

EXECUTIVE OFFICERS

        The Board of Directors elects our executive officers annually at a regular meeting held immediately following the Annual Meeting of Stockholders. Such executive officers hold office until the next Annual Meeting of Stockholders unless they sooner resign or are removed from office. There are no family relationships between any of our directors, director nominees or executive officers.

        The following table lists the current executive officers of Anika Therapeutics and certain information concerning the executive officers of Anika Therapeutics who are not also directors. It is anticipated that each of these officers will be re-appointed by the Board of Directors following the Annual Meeting:

Name	Age	Position
Charles H. Sherwood, Ph.D.	62	President and Chief Executive Officer
Kevin W. Quinlan	59	Chief Financial Officer, Treasurer and Secretary
Andrew J. Carter, Ph.D.	53	Chief Technology Officer
Irina B. Kulinets	54	Vice President of Regulatory and Clinical Affairs
William J. Mrachek	65	Vice President of Human Resources
Randall W. Wilhoite	43	Vice President of Operations

        Dr. Sherwood's biography is included in the section titled "Information Regarding the Directors."

        Mr. Quinlan was appointed Chief Financial Officer, Treasurer and Secretary of Anika in July 2005. Previously, Mr. Quinlan was President of BBI Diagnostics, a division of SeraCare, which was acquired in 2004 from Boston Biomedica, Inc ("BBI"). From 1999 to 2004, Mr. Quinlan served as President and Chief Operating Officer of BBI, then a publicly traded manufacturer of quality control products used to monitor infectious disease testing, and had operational and financial responsibility for BBI's five business units. Mr. Quinlan previously served as Chief Financial Officer of BBI from 1993 to 2003. As Chief Financial Officer, he was responsible for finance, IT, treasury, human resources and investor relations. From 1990 to 1993, Mr. Quinlan was Chief Financial Officer of Parctec, Inc. (a subsidiary of Kleinwort Benson Group). From 1981 to 1990, Mr. Quinlan was Vice President, Assistant Treasurer and Corporate Controller of American Finance Group. From 1975 to 1981, Mr. Quinlan was an auditor/senior auditor/audit supervisor at Coopers & Lybrand. Mr. Quinlan is a Certified Public Accountant and has a BS degree from the University of New Hampshire and a MS degree from Northeastern University.

        Dr. Carter joined Anika in January 2008 as Chief Technology Officer. Prior to joining Anika, Dr. Carter was Vice President Research, Development and General Manager at Spine Wave, Inc., a Shelton, CT privately held company focused on developing innovative medical devices for the treatment of spinal disorders. Prior to joining Spine Wave, Inc., he held a variety of positions with increasing responsibilities with Smith & Nephew in the United Kingdom, and with S&N Endoscopy in Massachusetts. Dr. Carter's research and product development responsibilities within Smith & Nephew included materials research, consumer products, wound management, orthopedics, arthroscopy and tissue engineering. Dr. Carter holds a B.S. degree and a Ph.D. in Polymer Science and Technology from Queen Mary College, the University of London.

        Ms. Kulinets joined Anika in December 2007 as Vice President of Regulatory and Clinical Affairs. Prior to joining Anika, Mrs. Kulinets served as Senior Director of Regulatory Affairs at BioSphere Medical in Rockland, MA. She has 17 years of experience in the medical device industry with large and small manufacturers including Boston Scientific, Johnson & Johnson/DePuy, and OmniGuide where she served in various regulatory affairs, clinical affairs, and quality assurance technical, management and senior management roles. From 2001 to 2004, Ms. Kulinets served as a Medical Regulatory Reviewer and Lead Medical Auditor for Notified Body, TUV America. In addition, she is certified by the Food and Drug Administration as a Third Party 510K reviewer. She holds MS and BS degrees in Mechanical

Engineering from Belarus Polytechnic Academy and an MS degree in Quality Assurance from California State University, Dominguez Hills. She is RAPS certified RAC, ASQ certified Six Sigma Black Belt, and ASQ Certified Quality Engineer.

        Mr. Mrachek joined Anika in 2001 and in 2008 was promoted to Vice President of Human Resources after serving as the Executive Director of Human Resources since 2003. Previously, Mr. Mrachek served as the Vice President of Human Resources for iQ NetSolutions, a start-up engaged in the proprietary Enterprise telephony solutions converging both voice and data. From 1994 to 2000, Mr. Mrachek was Director of Human Resources for Programart Corp in Cambridge, MA, a private software company developing application performance management products for the mainframe market. Previously, Mr. Mrachek served as Vice President of Human Resources for SofTech, Inc., a public company located in Waltham, MA, engaged in selling software development and engineering services primarily for the Federal government as well as the product reselling of computers, network equipment, and packaged software. Mr. Mrachek holds a BA degree from Colorado College, a MBA from the University of Denver, and a JD from the University of Colorado School of Law. He serves on the Board of Directors for the Faulkner Hospital in Boston.

        Mr. Wilhoite joined Anika in January 2006 as Director of Planning & Logistics and in September 2007 was promoted to Vice President of Operations. Prior to joining Anika, Mr. Wilhoite was a supply chain manager for Oscient Pharmaceuticals, a biopharmaceutical company that develops therapeutics to address unmet medical needs. From 1988 to 2004, he held various management positions at Abbott Laboratories with increasing responsibilities in operations, planning and distribution. Mr. Wilhoite holds a bachelor's degree in chemistry from the University of Indiana.

 COMPENSATION DISCUSSION AND ANALYSIS

        This section describes and analyzes the material elements of 2008 compensation for the Anika Therapeutics executive officers identified in the Summary Compensation Table hereunder. We refer to these individuals as the named executive officers, or "NEOs." The Compensation Committee of the Board of Directors oversees all decisions regarding the compensation of the NEOs, including base salary, annual bonuses, equity incentives, perquisites, and other agreements and arrangements.

Philosophy and Process

        The overall objective of Anika Therapeutics' executive compensation policy is to attract and retain highly qualified executive officers and motivate them to provide a high level of performance for the benefit of Anika Therapeutics and its stockholders. The Compensation Committee approves Anika Therapeutics' compensation policies and oversees Anika Therapeutics' overall compensation program. The Compensation Committee believes that to accomplish these objectives the compensation packages should provide executive officers with market competitive base salaries and the opportunity to earn additional compensation based upon Anika Therapeutics' achievement of objectives, financial performance, and the performance of Anika Therapeutics' common stock. In considering compensation for Anika Therapeutics' executive officers, the Compensation Committee relies primarily on the Company's financial performance, an assessment of the individual's performance and contribution to Anika Therapeutics and the achievement of corporate objectives, in addition to quantitative factors such as general compensation trends. In this regard, the Compensation Committee periodically reviews surveys of executive compensation and information concerning compensation at similarly situated companies. During 2007, the Compensation Committee utilized the services of Aon Consulting, to provide a competitive compensation analysis, and to assist and complement our processes in determining the compensation for our executive officers for 2008 compensation. In completing its analysis, the Compensation Committee reviewed competitive data compiled from a peer group comprised of 15 companies of similar size and related businesses, consisting of BioSphere Medical, Candela Corp, Exactech, Harvard Bioscience, Immunogen, Inspire Pharmaceuticals, ISTA Pharmaceuticals, Kensey Nash Corporation, Micrus Endovascular, NMT Medical, OBAGI Medical Products, Orthovita, Osteotech, Quidel Corporation, and Xoma Ltd.

Components of Compensation

        The principal components of Anika Therapeutics' compensation policy for its executive officers are base salary, cash bonuses, and equity based grants. Decisions regarding each component are made independent of any other component.

        The primary component of compensation for Anika Therapeutics' executive officers is base salary. Base salary levels for Anika Therapeutics' executive officers are determined based upon an evaluation of a number of factors, including the individual's level of responsibility, experience, performance and competitive market practices as determined by Anika Therapeutics' analysis of management compensation surveys, and a review of other published data relating to executive compensation, including peer group data.

        The second principal component of Anika Therapeutics' compensation policy for executive officers consists of discretionary cash bonuses. The Compensation Committee considers the achievement of financial objectives, organizational development, business and technical development, and contribution to corporate objectives in its discretion to determine the amounts and timing of the bonuses. Historically, cash bonuses for the most recently completed year are awarded contemporaneously with annual compensation reviews for the new year. Bonuses are prorated in the year of hire. The Compensation Committee also grants cash bonuses for executive retention purposes, taking into account, among other things, general industry practices, as well as special performance bonuses in exceptional circumstances. In January 2008, the Compensation Committee approved a Senior Executive

Incentive Compensation Plan (the "Plan"). The Plan provides for target bonus amounts based upon the attainment of performance targets that are established by the Compensation Committee and relate to financial and operational metrics with respect to the Company or any of its subsidiaries, including, but not limited to revenue, EBITDA and specific strategic and developmental milestones. Additionally, the Plan provides that each executive eligible to receive a bonus under the Plan shall have a targeted bonus opportunity for each performance period, and that the maximum bonus payable under the Plan is 150% of such executive's bonus opportunity. Pursuant to the Plan, performance goals will be measured at the end of each year following the release of the Company's financial reports, and bonus amounts, if any as determined in the sole discretion of the Compensation Committee, will be paid within thirty (30) days thereafter, but not later than March 15.

        The third principal component of Anika Therapeutics' compensation policy for executive officers consists of grants under the 2003 Stock Option and Incentive Plan as amended and restated. Under this plan executive officers may be granted stock options or other forms of equity security such as stock appreciation rights ("SARS") and performance-based restricted stock. The SARS element of Anika Therapeutics' compensation policy provides the opportunity for Anika Therapeutics' executive officers to be compensated based upon increases in the market price of Anika Therapeutics' common stock. In February 2008, the Compensation Committee adopted a plan to award performance based restricted shares to the senior management team based on the achievement by the Company of specific total revenue growth and EBITDA financial targets for 2008. The Compensation Committee, in its discretion, designates the Company's executive officers that are eligible to receive performance based restricted stock, as well as sets the target award that each participant is entitled to receive upon achievement of the performance goals. Vesting of the shares of restricted stock is time-based and the number of shares of restricted stock underlying the award is performance-based. The number of shares of restricted stock underlying an award is determined after a one-year performance period based on the achievement of specific financial goals. If the performance goals are less than 50% attained, then no shares of restricted stock will be issued pursuant to the award agreement. For performance at and above 50%, the number of shares of restricted stock issued is based on a graduated slope, with the maximum number of shares of restricted stock issuable pursuant to the award capped at 150% of the target number of shares of restricted stock set forth in the award agreement. If awarded, one-third of the shares of restricted stock vest on the date that the Compensation Committee determines that the performance objectives were achieved, and one-third of the shares of restricted stock vest on February first of each of the subsequent two years, subject to continued employment of the participant by the Company or a subsidiary. No vesting of the shares of restricted stock occurs until the performance criteria have been met for the performance period and the number of shares of restricted stock underlying the award is determined. On March 27, 2009, the Compensation Committee determined that performance shares were to be granted to the eligible executives at 60% of target achievement level. The performance goals for 2008 were (i) to grow total revenue greater than 13.9%, with a target of 25% compared to 2007, and (ii) to achieve an EBITDA level greater than $5.2 million, with a target of $6.8 million. The actual levels achieved in 2008 were 16% total revenue growth over 2007, and EBITDA of $5.6 million. These results translated to a 60% achievement level based on a sliding scale.

        For the 2008 grants, the Compensation Committee utilized the services of Aon Consulting to assist in determining long term incentives. The Compensation Committee has delegated to the company's Chief Executive Officer the ability to make grants to non-officer employees under the 2003 Stock Option and Incentive Plan up to an annual maximum of 10,000 shares per individual and 50,000 shares per year in the aggregate, and provided any such grants comply with all existing plan and statutory requirements.

        Compensation of Chief Executive Officer.    In 2008, Dr. Sherwood's annual salary was $428,480 and effective January 1, 2009, Dr. Sherwood's annual salary was increased to $445,619. In determining the compensation for Dr. Sherwood in 2008, the Compensation Committee evaluated the achievement of corporate, individual and organizational objectives by Anika Therapeutics in 2007. In addition, the Compensation Committee took into account information regarding the compensation paid to other Chief Executive Officers in comparably sized, publicly traded companies in the pharmaceutical and medical devices industry and the relative performance of such companies.

        In recognition of the achievement of the corporate, individual and organizational objectives of Anika Therapeutics for 2008, in January 2009, the Compensation Committee awarded Dr. Sherwood a cash bonus of $192,816. In January 2008, Dr. Sherwood was awarded SARS to acquire up to 57,530 shares of common stock at an exercise price of $10.99 per share in connection with his 2007 annual performance review. In February 2008, the Compensation Committee granted Dr. Sherwood a performance based award contingent upon achievement of certain 2008 corporate financial results, and in March 2009, the Compensation Committee granted him 18,780 shares of restricted stock based on the Company's achieved results for 2008 in accordance with the terms of the award. In March 2009, Dr. Sherwood was also awarded SARS to acquire up to 82,000 shares of common stock at an exercise price of $3.05 per share in connection with his 2008 annual performance review.

        The Compensation Committee factored into its evaluation the aggregate value of all compensation received by the Chief Executive Officer, including the total beneficial ownership of Anika Therapeutics represented by the Chief Executive Officer's "in-the-money" stock options as compared to the holdings of other comparably situated Chief Executive Officers.

        Compensation of Chief Financial Officer.    In 2008, Mr. Quinlan's annual salary was $261,888 and effective January 1, 2009, Mr. Quinlan's annual salary was increased to $272,364. In determining the compensation for Mr. Quinlan in 2008, the Compensation Committee evaluated the achievement of corporate, individual and organizational objectives by Anika Therapeutics in 2007. In addition, the Compensation Committee took into account information regarding the compensation paid to other Chief Financial Officers in comparably sized, publicly traded companies in the pharmaceutical and medical devices industry and the relative performance of such companies.

        In recognition of the achievement of the corporate, individual and organizational objectives of Anika Therapeutics for 2008, in January 2009, the Compensation Committee awarded Mr. Quinlan a cash bonus of $62,583. In January 2008, Mr. Quinlan was awarded SARS to acquire up to 20,570 shares of common stock at an exercise price of $10.99 per share in connection with his 2007 annual performance review. In February 2008, the Compensation Committee granted Mr. Quinlan a performance based award contingent upon achievement of certain 2008 corporate financial results, and in March 2009, the Compensation Committee granted him 6,744 shares of restricted stock based on the Company's achieved results for 2008 in accordance with the returns of terms of the award. In March 2009, Mr. Quinlan was awarded SARS to acquire up to 30,000 shares of common stock at an exercise price of $3.05 per share in connection with his 2008 annual performance review.

        Compensation of Vice President of Human Resources.    In 2008, Mr. Mrachek's annual salary was $211,262 and effective January 1, 2009, Mr. Mrachek's annual salary was increased to $219,712. In determining the compensation for Mr. Mrachek in 2008, the Compensation Committee evaluated the achievement of corporate, individual and organizational objectives by Anika Therapeutics in 2007. In addition, the Compensation Committee took into account information regarding the compensation paid to other Vice President's of Human Resources in comparably sized, publicly traded companies in the pharmaceutical and medical devices industry and the relative performance of such companies.

        In recognition of the achievement of the corporate award and organizational objectives of Anika Therapeutics for 2008, in January 2009 the Compensation Committee awarded Mr. Mrachek a cash bonus of $50,703. In January 2008, Mr. Mrachek was awarded SARS to acquire up to 13,080 shares of common stock at an exercise price of $10.99 per share in connection with his 2007 annual performance review. In February 2008, the Compensation Committee granted Mr. Mrachek a performance based award contingent upon achievement of certain 2008 corporate financial results, and in March 2009, the

Compensation Committee granted him 4,254 shares of restricted stock based on the Company's achieved results for 2008 in accordance with the terms of the award. In March 2009, Mr. Mrachek was awarded SARS to acquire up to 18,000 shares of common stock at an exercise price of $3.05 per share in connection with his 2008 annual performance review.

        Compensation of Chief Technology Officer.    In January 2008, Dr. Carter joined Anika as the Chief Technology Officer with an annualized salary of $240,000. Dr. Carter's annual salary effective January 1, 2009 was increased to $249,600.

        In recognition of the achievement of the corporate, individual and corporate organizational objectives of Anika Therapeutics for 2008, in January 2009 the Compensation Committee awarded Dr. Carter a cash bonus of $52,800. In January 2008, Dr. Carter was awarded SARS to acquire up to 50,000 shares of common stock at an exercise price of $10.64 per share in connection with his employment at Anika. In February 2008, the Compensation Committee granted Dr. Carter a performance based award contingent upon achievement of certain 2008 corporate financial results, and in March 2009, the Compensation Committee granted him 6,846 shares of restricted stock based on the Company's achieved results for 2008 in accordance with the terms of the award. In March 2009, Dr. Carter was awarded SARS to acquire up to 30,000 shares of common stock at an exercise price of $3.05 per share in connection with his 2008 annual performance review.

        Compensation of Vice President of Regulatory and Clinical Affairs.    On December 3, 2007, Ms. Kulinets joined Anika as the Vice President of Regulatory and Clinical Affairs with an annualized salary of $230,000. Ms. Kulinet's annual salary effective January 1, 2009 was increased to $239,200.

        In recognition of the achievement of the corporate, individual and organizational objectives of Anika Therapeutics for 2008, in January 2009 the Compensation Committee awarded Ms. Kulinets a cash bonus of $69,000. In December 2007, Ms. Kulinets was awarded SARS to acquire up to 10,000 shares of common stock at an exercise price of $15.00 per share in connection with her employment at Anika. In February 2008, the Compensation Committee granted Ms. Kulinets a performance based award contingent upon achievement of certain 2008 corporate financial results, and in March 2009, the Compensation Committee granted her 3,630 shares of restricted stock based on the Company's achieved results for 2008 in accordance with the terms of the award. In March 2009, Ms. Kulinets was awarded SARS to acquire up to 15,000 shares of common stock at an exercise price of $3.05 per share in connection with her 2008 annual performance review.

        Deductibility of Executive Compensation.    The Internal Revenue Code of 1986, as amended (the "Code"), limits the federal income tax deductibility of compensation paid to Anika Therapeutics' Chief Executive Officer and to each of the other four most highly compensated executive officers. For this purpose, compensation can include, in addition to cash compensation, the difference between the exercise price of stock options and the value of the underlying stock on the date of exercise. Anika Therapeutics may deduct compensation with respect to any of these individuals only to the extent that during any year such compensation does not exceed $1 million or meets certain other conditions (such as stockholder approval). Considering Anika Therapeutics' current compensation plans and policy, Anika Therapeutics and the Compensation Committee believe that, for the near future, there is little risk that Anika Therapeutics will lose any significant tax deduction relating to executive compensation. If the deductibility of executive compensation becomes a significant issue, Anika Therapeutics' compensation plans and policies may be modified to maximize deductibility if the Company and the Compensation Committee determine that such action is in the best interests of Anika Therapeutics.

Agreements with Named Executive Officers

        On October 17, 2008, the Company entered into Employment Agreements (individually, the "Employment Agreement" and collectively, the "Employment Agreements") with each of Dr. Charles H. Sherwood, Ph.D., President and Chief Executive Officer of the Company, and Kevin

Quinlan, Chief Financial Officer of the Company (the "Senior Executives"). The Employment Agreements clarify and amend existing employment arrangements between the Company and each of Dr. Sherwood and Mr. Quinlan. Base salaries for the Senior Executives are subject to annual review by either the Board of Directors or the Compensation Committee, and did not change as a result of the Employment Agreements. In addition, Dr. Sherwood and Mr. Quinlan are subject to confidentiality, non-disclosure, non-competition, non-solicitation, assignment, and arbitration provisions.

Contract of Chief Executive Officer

        In addition to his base salary in existence at the time of the agreement, Dr. Sherwood is eligible to receive cash incentive compensation, starting at 50% of his annual base salary. Pursuant to the terms of the Employment Agreement, upon any termination, whether due to death, disability, or for any reason by Dr. Sherwood, or the Company, Dr. Sherwood would be entitled to any accrued benefits, including any earned but unpaid base salary and incentive compensation, unpaid expense reimbursements, accrued but unused vacations, and any vested benefits under the Company's employee benefit plans.

        Subject to certain conditions, upon an involuntary termination by the Company of Dr. Sherwood's employment without "cause" (as defined in his Employment Agreement) or a voluntary termination of employment by him for "good reason" (as defined in his Employment Agreement), Dr. Sherwood would be entitled to receive a severance amount equal to 1.5 times the sum of his current base salary and target annual bonus for the then current fiscal year and would be eligible to continue to participate in the Company's group health, dental and vision program for 18 months. If Dr. Sherwood's termination of employment occurs within 3 months prior to or 12 months after a "change in control" (as defined in his Employment Agreement) and such termination is made by him for "good reason" or by the Company without "cause," (i) Dr. Sherwood would be entitled to receive, in lieu of the severance amount described above, a severance amount equal to two times the sum of his current base salary and target annual bonus for the then current fiscal year, (ii) all of Dr. Sherwood's stock options and stock-based awards would immediately accelerate and become fully exercisable or non-forfeitable as of the effective date of such change in control, and (iii) Dr. Sherwood would be eligible to continue to participate in the Company's group health, dental and vision program for 24 months, subject to certain conditions.

        Under the terms of his Employment Agreement with the Company, Dr. Sherwood would receive a gross-up payment that, on an after-tax basis, is equal to the taxes imposed on the severance payments under his Employment Agreement in the event any payment or benefit to the executive is considered an "excess parachute payment" and subject to an excise tax under the Internal Revenue Code. Notwithstanding the foregoing, the amount of gross-up payment that Dr. Sherwood would be entitled to receive decreases over time, as more fully described in his Employment Agreement.

Contract of Chief Financial Officer

        In addition to his base salary in existence at the time of the agreement, Mr. Quinlan is eligible to receive cash incentive compensation, starting at 30% of his annual base salary. Pursuant to the terms of the Employment Agreement, upon any termination, whether due to death, disability, or for any reason by Mr. Quinlan, or the Company, Mr. Quinlan would be entitled to any accrued benefits, including any earned but unpaid base salary and incentive compensation, unpaid expense reimbursements, accrued but unused vacations, and any vested benefits under the Company's employee benefit plans.

        Subject to certain conditions, upon an involuntary termination by the Company of Mr. Quinlan's employment without "cause" (as defined in the Employment Agreement) or a voluntary termination of employment by him for "good reason" (as defined in the Employment Agreement), Mr. Quinlan would be entitled to receive a severance amount equal to his current base salary for the then current fiscal year and would be eligible to continue to participate in the Company's group health, dental and vision program for 12 months. If Mr. Quinlan's termination of employment occurs within 3 months prior to or

12 months after a "change in control" (as defined in the Employment Agreement) and such termination is either by him for "good reason" or by the Company without "cause," (i) Mr. Quinlan would be entitled to receive, in lieu of the severance amount described above, a severance amount equal to 1.5 times the sum of his current base salary and target annual bonus for the then current fiscal year, (ii) all of Mr. Quinlan's stock options and stock-based awards would immediately accelerate and become fully exercisable or non-forfeitable as of the effective date of such change in control, and (iii) Mr. Quinlan would be eligible to continue to participate in the Company's group health, dental and vision program for 18 months, subject to certain conditions.

        Under the terms of his Employment Agreement, Mr. Quinlan could receive a modified economic cutback gross-up payment in the event any payment or benefit to him is considered an "excess parachute payment" and subject to an excise tax under the Internal Revenue Code.

2003 Stock Option and Incentive Plan

        In 2003, Anika Therapeutics adopted the 2003 Stock Option and Incentive Plan (the "2003 Plan") to provide incentives to officers, employees, non-employee directors and other key persons. The 2003 Plan is administered by the Compensation Committee of the Board of Directors, which, in its discretion, may grant stock-based awards, including incentive stock options, non-qualified stock options, stock appreciation rights, deferred stock, restricted stock, unrestricted stock, performance shares and dividend equivalent rights. The 2003 Plan provides that in the event of a "change of control" as defined in the 2003 Plan, generally all stock options and stock appreciation rights will automatically become fully exercisable and that the restrictions and conditions on all awards of restricted stock, deferred stock awards and performance share awards will automatically be deemed waived. At December 31, 2008, a total of 1,160,653 options and shares were outstanding under the 2003 Plan at a weighted average price of $9.09, and the total number of remaining options and shares of common stock available for future grants was 364,200. See section entitled "Option Grants and Plan Awards in 2008" for information regarding grants in 2008 to NEOs. Please also see Proposal 2—Approval of the Amended and Restated 2003 Stock Option and Incentive Plan.

COMPENSATION COMMITTEE REPORT

        The Compensation Committee of Anika Therapeutics, Inc. ("Compensation Committee") has reviewed and discussed with the Company's management the section entitled "Compensation Discussion and Analysis" contained in this proxy statement. Based on its review and discussions with management, the Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in our proxy statement for the 2009 Annual Meeting of Stockholders. This report is submitted by the following independent directors who comprise the committee:

Joseph L. Bower	Eugene A. Davidson	Steven E. Wheeler

        THE FOREGOING REPORT SHOULD NOT BE DEEMED INCORPORATED BY REFERENCE INTO ANY FILING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, BY ANY GENERAL STATEMENT INCORPORATING BY REFERENCE THIS PROXY STATEMENT EXCEPT TO THE EXTENT THAT ANIKA THERAPEUTICS SPECIFICALLY INCORPORATES THIS INFORMATION BY REFERENCE AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER SUCH ACTS.

EXECUTIVE COMPENSATION

Summary Compensation

        The following table summarizes the compensation information in respect of NEOs for the year ended December 31, 2008. NEOs include individuals who have served as Anika Therapeutics' Chief Executive Officer, Chief Financial Officer, and the three other most highly compensated executive officers whose total annual salary and bonus exceeded $100,000 for the year ended December 31, 2008.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Option and SARS Awards ($)(2)	Stock Awards ($)(2)	All other Compensation ($)(3)		Total ($)
Charles H. Sherwood, Ph.D.	2008	$428,480	$192,816	$285,970	$107,115	$24,833	(4)	$1,039,214
President and Chief Executive	2007	$412,000	$206,000	$346,151	—	$24,583	(4)	$988,734
Officer	2006	$400,000	$150,000	$316,002	—	$24,179	(4)	$890,181
Kevin W. Quinlan	2008	$261,888	$62,583	$161,372	$38,465	$13,564		$537,872
Chief Financial Officer	2007	$232,585	$58,146	$114,750	—	$13,314		$418,795
	2006	$224,070	$42,013	$125,903	—	$13,104		$405,090
William J. Mrachek	2008	$211,262	$50,703	$58,605	$39,033	$13,452		$373,055
Vice President of Human Resources	2007	$197,900	$49,475	$36,558	$2,890	$12,704		$299,527
	2006	$167,142	$21,340	$82,768	$2,649	$11,266		$285,165
Andrew J. Carter, Ph.D. Chief Technology Officer	2008	$240,000	$52,800	$52,391	$39,047	$107,774	(5)	$492,012
Irina B. Kulinets Vice President of Regulatory and Clinical Affairs	2008	$230,000	$69,000	$16,197	$20,704	$12,197		$348,098

(1)
The amounts in this column represent discretionary bonuses earned in the indicated year, but paid in January of the following year.

(2)
The amounts in this column are a theoretical value that reflects the expense recognized by the Company for the indicated year, in accordance with current accounting rules under SFAS 123(R), for outstanding equity awards granted to each NEO. As of December 31, 2008, substantially all equity awards reflected in this table were for exercise prices significantly higher than the Company's stock price.

(3)
Unless otherwise noted, these amounts constitute group term life insurance premiums and matching contributions to Anika Therapeutics' Employee Savings and Retirement Plan (401(k) plan).

(4)
Includes reimbursement of life insurance premium of $10,165, $10,165 and $11,115 in 2008, 2007 and 2006, respectively.

(5)
Includes a one-time relocation reimbursement of $96,000 based on actual costs incurred.

 Option Grants and Plan Awards in 2008

        The following table sets forth each grant of equity awards made to the NEOs during the year ended December 31, 2008. All such awards were stock appreciation rights, and vest over a three year period commencing on the first anniversary of the grant date.

Grants of Plan-Based Awards

	Estimated Future Payouts Under Equity Incentive Options & SARS			Estimated Future Payouts Under Equity Incentive Plan Awards
Name	Grant Date	Exercise or Base Price of Option or SARS ($/Sh)(3)	All Other Options Awards: Number of Securities Underlying Option (#)	Grant Date	Threshold #(2)	Target #(1)	Maximum #(2)
Charles H. Sherwood	1/31/2008	$10.99	57,530	2/1/2008	15,650	31,300	46,950
Kevin W. Quinlan	1/31/2008	$10.99	20,570	2/1/2008	5,620	11,240	16,860
William J. Mrachek	1/31/2008	$10.99	13,080	2/1/2008	3,545	7,090	10,635
Andrew J. Carter	1/28/2008	$10.64	50,000	2/1/2008	5,705	11,410	17,115
Irina B. Kulinets	—	—	—	2/1/2008	3,025	6,050	9,075

(1)
Performance based restricted stock awarded on February 1, 2008. On March 27, 2009, the Compensation Committee determined that the EBITDA and Revenue Annual Growth for the fiscal year ended December 31, 2008 was 60% attained and awarded each executive restricted stock pursuant to each Performance Share Award Agreement. Based on this determination, Charles H. Sherwood received 18,780 shares of restricted stock, Kevin W. Quinlan received 6,744 shares of restricted stock, William J. Mrachek received 4,254 shares of restricted stock, Andrew J. Carter received 6,846 shares of restricted stock and Irina B. Kulinets received 3,630 shares of restricted stock.

(2)
The "Threshold" number of shares represents 50% of the target number of shares, and the "Maximum" number of shares represents 150% of the target number of shares.

(3)
The Exercise Price of each award equals the grant date closing stock price.

Outstanding Equity Awards at December 31, 2008

        The following table provides information on the holdings of outstanding stock options and unvested stock awards held by the NEOs as of December 31, 2008.

Outstanding Equity Awards at December 31, 2008

					Stock Awards
								Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have not Vested ($)(3)
							Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(2)
	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have not Vested ($)
Charles H. Sherwood	—	(*)57,530	10.99	1/31/2018	—	—	—	—
	24,500	24,500	12.36	12/14/2016	—	—	—	—
	24,500	24,500	10.51	1/26/2016	—	—	—	—
	37,500	12,500	8.71	2/10/2015	—	—	—	—
	100,000	—	9.22	12/18/2013	—	—	—	—
	40,000	—	1.05	1/13/2013	—	—	—	—
	37,500	—	1.16	4/11/2012	—	—	—	—
	12,500	—	1.05	3/21/2012	—	—	—	—
	102,500	—	1.17	4/26/2011	—	—	—	—
	30,000	—	7.63	5/1/2010	—	—	—	—
	25,000	—	6.94	1/11/2010	—	—	—	—
	—	—	—	—	—	—	18,780	57,091

	434,000	119,030
Kevin W. Quinlan	—	(*)20,570	10.99	1/31/2018	—	—	—	—
	6,500	6,500	12.36	12/14/2016	—	—	—	—
	3,250	3,250	10.51	1/26/2016	—	—	—	—
	56,250	18,750	11.24	7/11/2015	—	—	—	—
	—	—	—	—	—	—	6,744	20,502

	66,000	49,070
William J. Mrachek	—	(*)13,080	10.99	1/31/2018	—	—	—	—
	2,500	7,500	13.51	4/5/2017	—	—	—	—
	5,000	5,000	12.36	12/14/2016	—	—	—	—
	6,600	2,200	8.71	2/10/2015	—	—	—	—
	30,000	—	9.22	12/18/2013	—	—	—	—
	—	—	—	—	550	1,672	4,254	12,932

	44,100	27,780
Andrew J. Carter	—	50,000	10.64	1/28/2018	—	—	—	—
	—	—	—	—	—	—	6,846	20,812

	—	50,000

Irina B. Kulinets	2,500	7,500	15.00	12/3/2017	—	—	—	—
	—	—	—	—	—	—	3,630	11,035

	2,500	7,500

(1)
Includes options and SARS Equity Awards with the first vesting date starting on the first anniversary of the grant date and continuing on each subsequent anniversary until the equity award is fully vested. The grant date of each equity awards is ten years prior to its expiration date. Except for three year vesting noted by an asterisk (*), all vesting periods are for four years.

(2)
Performance based restricted stock awards announced on February 1, 2008 with number of shares determined by achievements of 2008 financial targets. Amounts represent final number of shares approved by the Board of Directors on March 27, 2009.

(3)
Number of unvested restricted stock award multiplied by the $3.04 closing price for the Company's common stock as reported by NASDAQ on December 31, 2008.

 Equity Awards Exercises and Stock Vested

        The following table provides information regarding options exercised and vested, respectively, for the NEOs during the year ended December 31, 2008.

Option Exercises and Stock Awards

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Charles H. Sherwood	75,000	239,521	—	—
Kevin W. Quinlan	—	—	—	—
William J. Mrachek	—	—	275	2,992
Andrew J. Carter	—	—	—	—
Irina B. Kulinets	—	—	—	—

Potential Payments Upon Termination or Change in Control

        The NEOs have certain termination or change in control benefits described in the Compensation Discussion and Analysis section under "Agreements with Named Executive Officers" and "2003 stock option and incentive plan." The following table provides estimates of the potential payments and other post-termination benefits the NEOs would receive assuming their employment was terminated as of December 31, 2008:

Name	Benefits	Termination Without Cause	Termination Upon Change in Control(1)(2)	Death or Disability(1)
Charles H. Sherwood	Salary Continuation	$642,720	$856,960	$—
President and Chief	Additional Cash Payment	321,360	428,480	—
Executive Officer	Equity Awards Vesting (value based on 12/31/08 share price)	—	461,802	461,802
	Health Care Benefits	17,551	35,981	—

		981,631	1,783,223	461,802

Kevin W. Quinlan	Salary Continuation	261,888	392,832	—
Chief Financial Officer	Additional Cash Payment	—	117,850	—
	Equity Awards Vesting (value based on 12/31/08 share price)	—	34,170	34,170
	Health Care Benefits	11,700	26,229	—

		$273,588	$571,081	$34,170

(1)
The indicated values for the accelerated vesting of stock options reflect the number of option shares which would vest on an accelerated basis, multiplied by the excess, if any, of the $3.04 closing price for the Company's common stock as reported by NASDAQ on December 31, 2008 over the applicable exercise price for each option.

(2)
According to the terms of change in control agreements between the Company and it's Chief Executive Officer and Chief Financial Officer, all payments otherwise due NEOs shall be reduced, if required, to the maximum amount which can be deducted by the Company by reason of the operation of Section 280G of the Internal Revenue Code.

 Directors' Compensation

        Cash Compensation.    For 2008, each director who was not an employee of Anika Therapeutics received a director's fee of $20,000. In addition, each non-employee director was paid $1,500 for each Board meeting, and $1,000 for each committee meeting attended in person or regular Board meetings attended telephonically and $500 for each special Board meeting or committee meeting attended telephonically. All non-employee directors were reimbursed for out-of-pocket expenses incurred in attending meetings of the Board of Directors and any committees thereof. Directors serving on committees of the Board receive no additional compensation for attending any committee meeting held in connection with a meeting of the Board. The Lead Director was entitled to an additional retainer of $15,000 in compensation for services as Lead Director.

        For 2009, each non-employee director of Anika Therapeutics will receive a director's fee of $20,000. Committee members are also entitled to annual retainers based on the following schedule:

	Audit	Compensation	Governance and Nominating
Committee Chairman	$10,000	$8,000	$6,000
Committee Members	$5,000	$4,000	$3,000

        In addition, each non-employee director will be paid $1,500 for each Board meeting, and $1,000 for each committee meeting attended in person or regular Board meetings attended telephonically and $500 for each special Board meeting or committee meeting attended telephonically. All non-employee directors will be reimbursed for out-of-pocket expenses incurred in attending meetings of the Board of Directors and any committees thereof. Directors serving on committees of the Board will receive no additional compensation for attending any committee meeting held in connection with a meeting of the Board. The Lead Director will be entitled to an additional retainer of $15,000 in compensation for services as Lead Director.

        Equity Compensation.    The Board of Directors approved a grant of restricted stock units to each non-employee director of the Company, valued at $29,954 under the Company's 2003 Stock Option and Incentive Plan, based on the fair market value of the Company's stock on February 1, 2008, the date of grant. The restricted stock units vest in three equal yearly installments from the date of grant. Annually, each non-employee director shall be eligible for an annual grant of equity awards in an amount approximately equal to $30,000, which shall vest in three or four equal yearly installments from the date of grant, as maybe determined by the Board of Directors. The Governance and Nominating Committee also recommended that future new non-employee directors be eligible for an initial grant of stock appreciation rights of a value of approximately $70,000, based on a Black-Scholes analysis, which shall vest in four equal yearly installments from the date of grant. On March 2, 2009, the Board of Directors approved a grant of 7,500 shares of restricted stock units to each non-employee director of the Company under the Company's 2003 Stock Option and Incentive Plan, based on the fair market value of the Company's stock of $3.05 on the grant date. The restricted stock units vest in four equal yearly installments from the date of grant.

        The following table summarizes the compensation paid by the Company to non-employee Directors for the year ended December 31, 2008.

					Aggregate Number of Shares Outstanding
	Fees Earned or Paid in Cash ($)
Name		Stock Awards ($)(1)	Option Awards ($)	Total ($)	Options or SARS	Restricted Stock
Joseph L. Bower	$55,250	$29,954	—	$85,204	19,511	2,850
Eugene A. Davidson, Ph.D	$33,750	$29,954	—	$63,704	27,165	2,850
Raymond J. Land	$37,250	$29,954	—	$67,204	7,810	2,850
John C. Moran	$35,250	$29,954	—	$65,204	6,040	2,850
Steven E. Wheeler	$38,750	$29,954	—	$68,704	7,711	2,850

(1)
Awarded on February 1, 2008 at 2,850 restricted stock units per director, based on the closing price of $10.51 per share. These restricted stock units vest annually in three equal installments over three years, starting February 1, 2009.

Compensation Committee Interlocks and Insider Participation

        The Compensation Committee consists of Drs. Bower and Davidson and Mr. Wheeler. None of these individuals is or formerly was an officer or employee of the Company, nor have they engaged in any transactions involving the Company which would require disclosure as a transaction with a related person. There are no Compensation Committee interlocks between the Company and any other entity involving the Company's or such entity's executive officers or board members.

        During the fiscal year ended December 31, 2008, Drs. Bower and Davidson and Mr. Wheeler served as members of the Compensation Committee. No member of the Compensation Committee was an officer, former officer or employee of the Company, or had any relationship with the Company requiring disclosure herein.

        During the fiscal year ended December 31, 2008, none of our executive officers served as: (i) a member of the compensation committee (or other committee of the board of directors performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on our Compensation Committee; (ii) a director of another entity, one of whose executive officers served on our Compensation Committee; or (iii) a member of the compensation committee (or other committee of the board of directors performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as a director on our Board of Directors.

AUDIT COMMITTEE REPORT

        The following report of the Audit Committee is required by the rules of the SEC to be included in this Proxy Statement. The purpose of the Audit Committee is to oversee the Company's accounting and financial reporting process and the audits of the Company's financial statements. During the years 2002 through 2008, the Company's independent registered public accounting firm was PricewaterhouseCoopers LLP ("PwC"). The Audit Committee operates pursuant to a written charter adopted by the Board of Directors, a copy of which is available on the Company's website.

        As set forth in the Audit Committee Charter, management of the Company is responsible for the preparation, presentation and integrity of the Company's financial statements, the Company's financial reporting process, accounting policies, internal controls and disclosure controls and procedures. PwC is responsible for auditing the Company's financial statements and expressing an opinion as to their conformity with generally accepted accounting principles and on the effectiveness of the Company's internal control over financial reporting. The Audit Committee's responsibility is to monitor and oversee this process.

        In the performance of its oversight function, the Audit Committee has reviewed and discussed with management and PwC the audited financial statements and management's assessment of the effectiveness of the Company's internal control over financial reporting and PwC's evaluation of the Company's internal control over financial reporting. The Audit Committee has also discussed with PwC the matters required to be discussed by the Statement on Auditing Standards No. 61, "Communication with Audit Committees," as amended (AICPA, Professional Standards, Vol.1 Section 380), as adopted by the Public Company Accounting Oversight Board Rule 3200T. Finally, the Audit Committee has received the written disclosures and the letter from PwC required by applicable requirements of the Public Company Accounting Oversight Board regarding PwC's communications with the Audit Committee concerning independence, has discussed with PwC its independence in relation to the Company, and has considered the compatibility of non-audit services with such independence. Management has represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles.

        Based upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that Anika Therapeutics' audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2008 for filing with the SEC.

SUBMITTED BY THE AUDIT COMMITTEE
OF THE COMPANY'S BOARD OF DIRECTORS

Raymond J. Land, Chairperson	Joseph L. Bower	John C. Moran

        THE FOREGOING REPORT SHOULD NOT BE DEEMED INCORPORATED BY REFERENCE INTO ANY FILING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, BY ANY GENERAL STATEMENT INCORPORATING BY REFERENCE THIS PROXY STATEMENT EXCEPT TO THE EXTENT THAT ANIKA THERAPEUTICS SPECIFICALLY INCORPORATES THIS INFORMATION BY REFERENCE AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER SUCH ACTS.

INDEPENDENT PUBLIC ACCOUNTING FIRM

        The accounting firm of PricewaterhouseCoopers LLP ("PwC") has served as Anika Therapeutics' principal independent auditor since the year 2002. A representative of PwC is expected to be present at the Annual Meeting of Stockholders and will have the opportunity to make a statement if he desires to do so and will be available to respond to appropriate questions from stockholders.

Fees Paid to Anika Therapeutics' Principal Independent Auditor

        The following table summarizes the fees that Anika Therapeutics paid or accrued for audit and other services provided by its principal independent auditor for each of the last two years:

Fee Category	2008	2007
Audit fees	$428,000	$418,000
Tax fees	77,000	51,000

Total fees	$505,000	$469,000

        For purposes of the preceding table:

  •
  Audit fees consist of fees for the audit of our consolidated financial statements, the review of the interim financial statements included in our quarterly reports of Form 10-Q, and other professional services provided in connection with statutory and regulatory filings or engagements for those years. For 2008 and 2007, audit fees also include the audit of the effectiveness of internal control over financial reporting, as required under Section 404 of the Sarbanes-Oxley Act of 2002.

  •
  Tax fees consist of fees for tax compliance, tax advice and tax planning services for those years. Tax compliance services relate to preparation and review of original and amended tax returns, claims for refunds and tax payment-planning services. Tax studies, tax advice and tax planning services relate to miscellaneous items.

        In considering the nature of the services provided by the principal independent auditor, the Audit Committee determined that such services are compatible with the provision of independent audit services. The Audit Committee discussed these services with the independent auditor and Anika Therapeutics' management to determine that they are permitted under the rules and regulations concerning auditor independence promulgated by the SEC to implement the Sarbanes-Oxley Act of 2002, as well as the American Institute of Certified Public Accountants.

        Under its charter, the Audit Committee must pre-approve all audit and permitted non-audit services to be provided by our principal independent auditor unless an exception to such pre-approval exists under the Exchange Act or the rules of the SEC. Each year, the Audit Committee approves the retention of the independent auditor to audit our financial statements, including the associated fee. The Audit Committee evaluates other known potential engagements of the independent auditor, including the scope of audit-related services, tax services and other services proposed to be performed and the proposed fees, and approves or rejects each service, taking into account whether the services are permissible under applicable law and the possible impact of each non-audit service on the independent auditor's independence from management. All such services were approved by the Audit Committee pursuant to Rule 2-01 of Regulation S-X under the Exchange Act of 1934, to the extent that rule was applicable. Since May 2003 each new engagement of PwC has been approved in advance by the Audit Committee.

OTHER MATTERS

        The Board of Directors does not know of any other matters which may come before the Annual Meeting. However, if any other matters are properly presented at the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

SOLICITATION EXPENSES

        All costs of solicitation of proxies will be borne by Anika Therapeutics. In addition to solicitations by mail, our directors, officers and employees, without additional remuneration, may solicit proxies in person or by telephone, e-mail, telegraph and facsimile. Anika Therapeutics may retain a proxy solicitation firm to assist in the solicitation of proxies for a fee plus reimbursement of expenses.

STOCKHOLDER PROPOSALS

        Stockholder proposals intended to be presented at the next Annual Meeting of Stockholders must be received by Anika Therapeutics on or before December 29, 2009 in order to be considered for inclusion in our proxy statement. These proposals must also comply with the rules of the SEC governing the form and content of proposals in order to be included in our proxy statement and form of proxy and should be directed to: Secretary, Anika Therapeutics, Inc., 32 Wiggins Avenue, Bedford, Massachusetts 01730. A stockholder who wishes to present a proposal at the next Annual Meeting of Stockholders, other than a proposal to be considered for inclusion in our proxy statement described above, must have the proposal delivered personally to or mailed to and received by the Secretary, Anika Therapeutics, Inc. 32 Wiggins Avenue, Bedford, Massachusetts 01730. We must receive the proposal on or before March 28, 2009; provided, however, that such proposal shall not be required to be given more than 60 days prior to the Annual Meeting of Stockholders. The proposal must also comply with the other requirements contained in our Amended and Restated By-laws, including supporting documentation and other information. Proxies solicited by the Board of Directors will confer discretionary voting authority with respect to these proposals, subject to SEC rules governing the exercise of this authority.

        The chairman of the meeting may, if the facts warrant, determine and declare to the meeting that any proposed item of business was not brought before the meeting in accordance with the foregoing procedure and, if he should so determine, he shall so declare to the meeting that the defective item of business shall be disregarded.

        STOCKHOLDERS MAY OBTAIN, WITHOUT CHARGE, A COPY OF ANIKA THERAPEUTICS' ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE YEAR ENDED DECEMBER 31, 2008, BY WRITING TO THE SECRETARY, ANIKA THERAPEUTICS, INC., 32 WIGGINS AVENUE, BEDFORD, MA 01730.

        THE PROXY STATEMENT, ANNUAL REPORT TO STOCKHOLDERS, ARE AVAILABLE AT http://www.anikatherapeutics.com/proxy2009

        WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING ENVELOPE. STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXY CARD.

Appendix A

ANIKA THERAPEUTICS, INC.

AMENDED AND RESTATED
2003 STOCK OPTION AND INCENTIVE PLAN

SECTION 1.  GENERAL PURPOSE OF THE PLAN; DEFINITIONS

        The name of the plan is the Anika Therapeutics, Inc. Amended and Restated 2003 Stock Option and Incentive Plan, as amended and restated (the "Plan"). The purpose of the Plan is to encourage and enable the officers, employees, Non-Employee Directors and other key persons (including consultants and prospective employees) of Anika Therapeutics, Inc. (the "Company") and its Subsidiaries upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business to acquire a proprietary interest in the Company. It is anticipated that providing such persons with a direct stake in the Company's welfare will assure a closer identification of their interests with those of the Company and its stockholders, thereby stimulating their efforts on the Company's behalf and strengthening their desire to remain with the Company.

        The following terms shall be defined as set forth below:

        "Act" means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

        "Award" or "Awards," except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Deferred Stock Awards, Restricted Stock Awards, Unrestricted Stock Awards, Performance Share Awards and Dividend Equivalent Rights.

        "Award Agreement" means a written or electronic agreement setting forth the terms and provisions applicable to an Award granted under the Plan. Each Award Agreement is subject to the terms and conditions of the Plan.

        "Board" means the Board of Directors of the Company.

        "Change of Control" is defined in Section 20.

        "Code" means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.

        "Covered Employee" means an employee who is a "Covered Employee" within the meaning of Section 162(m) of the Code.

        "Deferred Stock Award" means an Award of phantom stock units to a grantee.

        "Dividend Equivalent Right" means an Award entitling the grantee to receive credits based on cash dividends that would have been paid on the shares of Stock specified in the Dividend Equivalent Right (or other award to which it relates) if such shares had been issued to and held by the grantee..

        "Effective Date" means the date on which the amendment and restatement of the Plan is approved by stockholders as set forth in Section 21.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

        "Fair Market Value" of the Stock on any given date means the fair market value of the Stock determined in good faith by the Administrator; provided, however, that if the Stock is admitted to quotation on the National Association of Securities Dealers Automated Quotation System ("NASDAQ"), NASDAQ Global Market or another national securities exchange, the determination shall be made by reference to market quotations. If there are no market quotations for such date, the determination shall be made by reference to the last date preceding such date for which there are market quotations.

        "Incentive Stock Option" means any Stock Option designated and qualified as an "incentive stock option" as defined in Section 422 of the Code.

        "Non-Employee Director" means a member of the Board who is not also an employee of the Company or any Subsidiary.

        "Non-Qualified Stock Option" means any Stock Option that is not an Incentive Stock Option.

        "Option" or "Stock Option" means any option to purchase shares of Stock granted pursuant to Section 5.

        "Performance-Based Award" means any Restricted Stock Award, Deferred Stock Award or Performance Share Award granted to a Covered Employee that is intended to qualify as "performance-based compensation" under Section 162(m) of the Code and the regulations promulgated thereunder.

        "Performance Criteria" means the criteria that the Administrator selects for purposes of establishing the Performance Goal or Performance Goals for an individual for a Performance Cycle. The Performance Criteria (which shall be applicable to the organizational level specified by the Administrator, including, but not limited to, the Company or a unit, division, group, or Subsidiary of the Company) that will be used to establish Performance Goals are limited to the following: earnings before interest, taxes, depreciation and amortization, net income (loss) (either before or after interest, taxes, depreciation and/or amortization), changes in the market price of the Stock, economic value-added, funds from operations or similar measure, sales or revenue, acquisitions or strategic transactions, operating income (loss), cash flow (including, but not limited to, operating cash flow and free cash flow), return on capital, assets, equity, or investment, stockholder returns, return on sales, gross or net profit levels, productivity, expense, margins, operating efficiency, customer satisfaction, working capital, earnings (loss) per share of Stock, sales or market shares and number of customers, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group, and with respect to any Award that is not intended to be a Performance-Based Award, such criteria as may be determined by the Administrator.

        "Performance Cycle" means one or more periods of time, which may be of varying and overlapping durations, as the Administrator may select, over which the attainment of one or more Performance Criteria will be measured for the purpose of determining a grantee's right to and the payment of a Restricted Stock Award, Deferred Stock Award, or Performance Share Award. Each such period shall not be less than 12 months.

        "Performance Goals" means, for a Performance Cycle, the specific goals established in writing by the Administrator for a Performance Cycle based upon the Performance Criteria.

        "Performance Share Award" means an Award entitling the recipient to acquire shares of Stock upon the attainment of specified Performance Goals.

        "Restricted Stock Award" means an Award entitling the recipient to acquire, at such purchase price (which may be zero) as determined by the Administrator, shares of Stock subject to such restrictions and conditions as the Administrator may determine at the time of grant.

        "Sale Event" shall mean (i) the sale of all or substantially all of the assets of the Company on a consolidated basis to an unrelated person or entity, (ii) a merger, reorganization or consolidation in which the outstanding shares of Stock are converted into or exchanged for securities of the successor entity and the holders of the Company's outstanding voting power immediately prior to such transaction do not own a majority of the outstanding voting power of the successor entity immediately upon completion of such transaction, or (iii) the sale of all of the Stock of the Company to an unrelated person or entity.

        "Sale Price" means the value as determined by the Administrator of the consideration payable, or otherwise to be received by stockholders, per share of Stock pursuant to a Sale Event.

        "Section 409A" means Section 409A of the Code and the regulations and other guidance promulgated thereunder.

        "Stock" means the Common Stock, par value $0.01 per share, of the Company, subject to adjustments pursuant to Section 3.

        "Stock Appreciation Right" means an Award entitling the recipient to receive shares of Stock or, if expressly provided in an Award Agreement, an amount in cash or a combination thereof, having a value equal to the excess of the Fair Market Value of the Stock on the date of exercise over the exercise price of the Stock Appreciation Right multiplied by the number of shares of Stock with respect to which the Stock Appreciation Right shall have been exercised.

        "Subsidiary" means any corporation or other entity (other than the Company) in which the Company has at least a 50 percent interest, either directly or indirectly.

        "Ten Percent Owner" means an employee who owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10 percent of the combined voting power of all classes of stock of the Company or any parent or subsidiary corporation.

        "Unrestricted Stock Award" means an Award of shares of Stock free of any restrictions.

SECTION 2.  ADMINISTRATION OF PLAN; ADMINISTRATOR AUTHORITY TO SELECT
                        GRANTEES AND DETERMINE AWARDS

        (a)    Administration of Plan.    The Plan shall be administered by either the Board or a committee of not less than two Non-Employee Directors (in either case, the "Administrator").

        (b)    Powers of Administrator.    The Administrator shall have the power and authority to grant Awards consistent with the terms of the Plan, including the power and authority:

            (i)  to select the individuals to whom Awards may from time to time be granted;

           (ii)  to determine the time or times of grant, and the extent, if any, of Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Deferred Stock Awards, Unrestricted Stock Awards, Performance Share Awards and Dividend Equivalent Rights, or any combination of the foregoing, granted to any one or more grantees;

          (iii)  to determine the number of shares of Stock to be covered by any Award;

          (iv)  to determine and modify from time to time the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and grantees, and to approve the form of written instruments evidencing the Awards;

           (v)  to accelerate at any time the exercisability or vesting of all or any portion of any Award;

          (vi)  subject to the provisions of Section 5(a)(ii), to extend at any time the period in which Stock Options may be exercised; and

         (vii)  at any time to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related written instruments); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.

        All decisions and interpretations of the Administrator shall be binding on all persons, including the Company and Plan grantees.

        (c)    Delegation of Authority to Grant Options.    Subject to applicable law, the Administrator, in its discretion, may delegate to the Chief Executive Officer of the Company all or part of the Administrator's authority and duties with respect to the granting of Options to individuals who are (i) not subject to the reporting and other provisions of Section 16 of the Exchange Act and (ii) not Covered Employees. Any such delegation by the Administrator shall include a limitation as to the amount of Options that may be granted during the period of the delegation and shall contain guidelines as to the determination of the exercise price and the vesting criteria. The Administrator may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Administrator's delegate or delegates that were consistent with the terms of the Plan.

        (d)    Award Agreement.    Awards under the Plan shall be evidenced by Award Agreements that set forth the terms, conditions and limitations for each Award which may include, without limitation, the term of an Award and the provisions applicable in the event employment or service terminates, and the Company's authority to unilaterally or bilaterally amend, modify, suspend, cancel or rescind an Award.

        (e)    Indemnification.    Neither the Board nor the Administrator, nor any member of either or any delegate thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan, and the members of the Board and the Administrator (and any delegate thereof) shall be entitled in all cases to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, reasonable attorneys' fees) arising or resulting therefrom to the fullest extent permitted by law and/or under the Company's articles or bylaws or any directors' and officers' liability insurance coverage which may be in effect from time to time and/or any indemnification agreement between such individual and the Company.

        (f)    Foreign Award Recipients.    Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company and its Subsidiaries operate or have employees or other individuals eligible for Awards, the Administrator, in its sole discretion, shall have the power and authority to: (i) determine which Subsidiaries shall be covered by the Plan; (ii) determine which individuals outside the United States are eligible to participate in the Plan; (iii) modify the terms and conditions of any Award granted to individuals outside the United States to comply with applicable foreign laws; (iv) establish subplans and modify exercise procedures and other terms and procedures, to the extent the Administrator determines such actions to be necessary or advisable (and such subplans and/or modifications shall be attached to this Plan as appendices); provided, however, that no such subplans and/or modifications shall increase the share limitations contained in Section 3(a) hereof; and (v) take any action, before or after an Award is made, that the Administrator determines to be necessary or advisable to obtain approval or comply with any local governmental regulatory exemptions or approvals. Notwithstanding the foregoing, the Administrator may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act or any other applicable United States securities law, the Code, or any other applicable United States governing statute or law.

SECTION 3.  STOCK ISSUABLE UNDER THE PLAN; MERGERS; SUBSTITUTION

        (a)    Stock Issuable.    The maximum number of shares of Stock reserved and available for issuance under the Plan shall be 2,500,000 shares, subject to adjustment as provided in Section 3(b). For purposes of this limitation, the shares of Stock underlying any Awards that are forfeited, canceled, held back upon exercise of an Option or settlement of an Award to cover the exercise price or tax withholding, reacquired by the Company prior to vesting, satisfied without the issuance of Stock or otherwise terminated (other than by exercise) shall be added back to the shares of Stock available for issuance under the Plan. In the event the Company repurchases shares of Stock on the open market, such shares shall not be added to the shares of Stock available for issuance under the Plan. Subject to such overall limitations, shares of Stock may be issued up to such maximum number pursuant to any type or types of Award; provided, however, that Stock Options or Stock Appreciation Rights with respect to no more than 400,000 shares of Stock may be granted to any one individual grantee during any one calendar year period and no more than 2,500,000 shares of the Stock may be issued in the form of Incentive Stock Options. The shares available for issuance under the Plan may be authorized but unissued shares of Stock or shares of Stock reacquired by the Company.

        (b)    Changes in Stock.    Subject to Section 3(c) hereof, if, as a result of any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in the Company's capital stock, the outstanding shares of Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Stock or other securities, or, if, as a result of any merger or consolidation, sale of all or substantially all of the assets of the Company, the outstanding shares of Stock are converted into or exchanged for a different number or kind of securities of the Company or any successor entity (or a parent or subsidiary thereof), the Administrator shall make an appropriate or proportionate adjustment in (i) the maximum number of shares reserved for issuance under the Plan, including the maximum number of shares that may be issued in the form of Unrestricted Stock Awards, Restricted Stock Awards, Deferred Stock Awards Performance Share Awards or Incentive Stock Options (ii) the number of Stock Options or Stock Appreciation Rights that can be granted to any one individual grantee and the maximum number of shares that may be granted under a Performance- Based Award, (iii) the number and kind of shares or other securities subject to any then outstanding Awards under the Plan, (iv) the repurchase price, if any, per share subject to each outstanding Restricted Stock Award and (vi) the exercise price for each share subject to any then outstanding Stock Options and Stock Appreciation Rights under the Plan, without changing the aggregate exercise price (i.e., the exercise price multiplied by the number of Stock Options and Stock Appreciation Rights) as to which such Stock Options and Stock Appreciation Rights remain exercisable. The Administrator shall also make equitable or proportionate adjustments in the number of shares subject to outstanding Awards and the exercise price and the terms of outstanding Awards to take into consideration cash dividends paid other than in the ordinary course or any other extraordinary corporate event. The adjustment by the Administrator shall be final, binding and conclusive. No fractional shares of Stock shall be issued under the Plan resulting from any such adjustment, but the Administrator in its discretion may make a cash payment in lieu of fractional shares.

        (c)    Mergers and Other Transactions.    Except as the Administrator may otherwise specify with respect to particular Awards in the relevant Award documentation, in the case of and subject to the consummation of a Sale Event, all Options and Stock Appreciation Rights that are not exercisable immediately prior to the effective time of the Sale Event shall become fully exercisable as of the effective time of the Sale Event, all other Awards with time-based vesting, conditions or restrictions shall become fully vested and nonforfeitable as of the effective time of the Sale Event and all Awards with conditions and restrictions relating to the attainment of performance goals may become vested and nonforfeitable in connection with a Sale Event in the Administrator's discretion, unless, in any case, the parties to the Sale Event agree that Awards will be assumed or continued by the successor entity. Upon the effective time of the Sale Event, the Plan and all outstanding Awards granted hereunder shall terminate, unless provision is made in connection with the Sale Event in the sole discretion of the parties thereto for the assumption or continuation of Awards theretofore granted by the successor entity, or the substitution of such Awards with new Awards of the successor entity or parent thereof, with appropriate adjustment as to the number and kind of shares and, if appropriate, the per share exercise prices, as such parties shall agree (after taking into account any acceleration hereunder). In the event of such termination, (i) the Company shall have the option (in its sole discretion) to make or provide for a cash payment to the grantees holding Options and Stock Appreciation Rights, in exchange for the cancellation thereof, in an amount equal to the difference between (A) the Sale Price multiplied by the number of shares of Stock subject to outstanding Options and Stock Appreciation Rights (to the extent then exercisable (after taking into account any acceleration hereunder) at prices not in excess of the Sale Price) and (B) the aggregate exercise price of all such outstanding Options and Stock Appreciation Rights; or (ii) each grantee shall be permitted, within a specified period of time prior to the consummation of the Sale Event as determined by the Administrator, to exercise all outstanding Options and Stock Appreciation Rights held by such grantee.

        (d)    Substitute Awards.    The Administrator may grant Awards under the Plan in substitution for stock and stock based awards held by employees, directors or other key persons of another corporation in connection with the merger or consolidation of the employing corporation with the Company or a Subsidiary or the acquisition by the Company or a Subsidiary of property or stock of the employing corporation. The Administrator may direct that the substitute awards be granted on such terms and conditions as the Administrator considers appropriate in the circumstances. Any substitute Awards granted under the Plan shall not count against the share limitation set forth in Section 3(a).

SECTION 4.  ELIGIBILITY

        Grantees under the Plan will be such full or part-time officers and other employees, Non-Employee Directors and key persons (including consultants and prospective employees) of the Company and its Subsidiaries as are selected from time to time by the Administrator in its sole discretion.

SECTION 5.  STOCK OPTIONS

        Any Stock Option granted under the Plan shall be in such form as the Administrator may from time to time approve.

        Stock Options granted under the Plan may be either Incentive Stock Options or Non-Qualified Stock Options. Incentive Stock Options may be granted only to employees of the Company or any Subsidiary that is a "subsidiary corporation" within the meaning of Section 424(f) of the Code. To the extent that any Option does not qualify as an Incentive Stock Option, it shall be deemed a Non-Qualified Stock Option.

        Stock Options granted pursuant to this Section 5 shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable. If the Administrator so determines, Stock Options may be granted in lieu of cash compensation at the optionee's election, subject to such terms and conditions as the Administrator may establish.

          (a)    Exercise Price.    The exercise price per share for the Stock covered by a Stock Option granted pursuant to this Section 5 shall be determined by the Administrator at the time of grant but shall not be less than 100 percent of the Fair Market Value on the date of grant. In the case of an Incentive Stock Option that is granted to a Ten Percent Owner, the option price of such Incentive Stock Option shall be not less than 110 percent of the Fair Market Value on the grant date.

          (b)    Option Term.    The term of each Stock Option shall be fixed by the Administrator, but no Stock Option shall be exercisable more than ten years after the date the Stock Option is granted. In the case of an Incentive Stock Option that is granted to a Ten Percent Owner, the term of such Stock Option shall be no more than five years from the date of grant.

          (c)    Exercisability; Rights of a Stockholder.    Stock Options shall become exercisable at such time or times, whether or not in installments, as shall be determined by the Administrator at or after the grant date. The Administrator may at any time accelerate the exercisability of all or any portion of any Stock Option. An optionee shall have the rights of a stockholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.

          (d)    Method of Exercise.    Stock Options may be exercised in whole or in part, by giving written or electronic notice of exercise to the Company, specifying the number of shares to be purchased. Payment of the purchase price may be made by one or more of the following methods to the extent provided in the Option Award Agreement:

              (i)  In cash, by certified or bank check or other instrument acceptable to the Administrator;

             (ii)  Through the delivery (or attestation to the ownership) of shares of Stock that have been purchased by the optionee on the open market or that have been beneficially owned by the optionee for at least six months and are not then subject to restrictions under any Company plan. Such surrendered shares shall be valued at Fair Market Value on the exercise date; or

            (iii)  By the optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company for the purchase price; provided that in the event the optionee chooses to pay the purchase price as so provided, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Administrator shall prescribe as a condition of such payment procedure; or

            (iv)  With respect to Stock Options that are not Incentive Stock Options, by a "net exercise" arrangement pursuant to which the Company will reduce the number of shares of Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price.

        Payment instruments will be received subject to collection. The transfer to the optionee on the records of the Company or of the transfer agent of the shares of Stock to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the optionee (or a purchaser acting in his stead in accordance with the provisions of the Stock Option) by the Company of the full purchase price for such shares and the fulfillment of any other requirements contained in the Option Award Agreement or applicable provisions of laws (including the satisfaction of any withholding taxes that the Company is obligated to withhold with respect to the optionee). In the event an optionee chooses to pay the purchase price by previously-owned shares of Stock through the attestation method, the number of shares of Stock transferred to the optionee upon the exercise of the Stock Option shall be net of the number of attested shares. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the exercise of Stock Options, such as a system using an internet website or interactive voice response, then the paperless exercise of Stock Options may be permitted through the use of such an automated system.

          (e)    Annual Limit on Incentive Stock Options.    To the extent required for "incentive stock option" treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the shares of Stock with respect to which Incentive Stock Options granted under this Plan and any other plan of the Company or its parent and subsidiary corporations become exercisable for the first time by an optionee during any calendar year shall not exceed $100,000. To the extent that any Stock Option exceeds this limit, it shall constitute a Non-Qualified Stock Option.

SECTION 6.  STOCK APPRECIATION RIGHTS.

        (a)    Exercise Price of Stock Appreciation Rights.    The exercise price of a Stock Appreciation Right shall not be less than 100 percent of the Fair Market Value of the Stock on the date of grant.

        (b)    Grant and Exercise of Stock Appreciation Rights.    Stock Appreciation Rights may be granted by the Administrator independently of any Stock Option granted pursuant to Section 5 of the Plan.

        (c)    Terms and Conditions of Stock Appreciation Rights.    Stock Appreciation Rights shall be subject to such terms and conditions as shall be determined from time to time by the Administrator. The term of a Stock Appreciation Right may not exceed ten years.

SECTION 7.  RESTRICTED STOCK AWARDS

        (a)    Nature of Restricted Stock Awards.    The Administrator shall determine the restrictions and conditions applicable to each Restricted Stock Award at the time of grant. Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance goals and objectives. The terms and conditions of each such Award Agreement shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees.

        (b)    Rights as a Stockholder.    Upon the grant of the Restricted Stock Award and payment of any applicable purchase price, a grantee shall have the rights of a stockholder with respect to the voting of the Restricted Stock, subject to such conditions contained in the Restricted Stock Award Agreement. Unless the Administrator shall otherwise determine, (i) uncertificated Restricted Stock shall be accompanied by a notation on the records of the Company or the transfer agent to the effect that they are subject to forfeiture until such Restricted Stock are vested as provided in Section 7(d) below, and (ii) certificated Restricted Stock shall remain in the possession of the Company until such Restricted Stock is vested as provided in Section 7(d) below, and the grantee shall be required, as a condition of the grant, to deliver to the Company such instruments of transfer as the Administrator may prescribe.

        (c)    Restrictions.    Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein or in the Restricted Stock Award Agreement. Except as may otherwise be provided by the Administrator either in the Award Agreement or, subject to Section 17 below, in writing after the Award is issued, if a grantee's employment (or other service relationship) with the Company and its Subsidiaries terminates for any reason, any Restricted Stock that has not vested at the time of termination shall automatically and without any requirement of notice to such grantee from or other action by or on behalf of, the Company be deemed to have been reacquired by the Company at its original purchase price (if any) from such grantee or such grantee's legal representative simultaneously with such termination of employment (or other service relationship), and thereafter shall cease to represent any ownership of the Company by the grantee or rights of the grantee as a stockholder. Following such deemed reacquisition of unvested Restricted Stock that are represented by physical certificates, a grantee shall surrender such certificates to the Company upon request without consideration.

        (d)    Vesting of Restricted Stock.    The Administrator at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which the non-transferability of the Restricted Stock and the Company's right of repurchase or forfeiture shall lapse. Subsequent to such date or dates and/or the attainment of such pre-established performance goals, objectives and other conditions, the shares on which all restrictions have lapsed shall no longer be Restricted Stock and shall be deemed "vested." Except as may otherwise be provided by the Administrator either in the Award Agreement or, subject to Section 17 below, in writing after the Award is issued, a grantee's rights in any shares of Restricted Stock that have not vested shall automatically terminate upon the grantee's termination of employment (or other service relationship) with the Company and its Subsidiaries and such shares shall be subject to the provisions of Section 7(c) above.

SECTION 8.  DEFERRED STOCK AWARDS

        (a)    Nature of Deferred Stock Awards.    The Administrator shall determine the restrictions and conditions applicable to each Deferred Stock Award at the time of grant. Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance goals and objectives. The terms and conditions of each such Award Agreement shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees. At the end of the deferral period, the Deferred Stock Award, to the extent vested, shall be settled in the form of shares of Stock. To the extent that a Deferred Stock Award is subject to Section 409A, it may contain such additional terms and conditions as the Administrator shall determine in its sole discretion in order for such Award to comply with the requirements of Section 409A.

        (b)    Election to Receive Deferred Stock Awards in Lieu of Compensation.    The Administrator may, in its sole discretion, permit a grantee to elect to receive a portion of the future cash compensation otherwise due to such grantee in the form of a Deferred Stock Award. Any such election shall be made in writing and shall be delivered to the Company no later than the date specified by the Administrator and in accordance with Section 409A and such other rules and procedures established by the Administrator. Any such future cash compensation that the grantee elects to defer shall be converted to a fixed number of phantom stock units based on the Fair Market Value of Stock on the date the compensation would otherwise have been paid to the grantee if such payment had not been deferred as provided herein. The Administrator shall have the sole right to determine whether and under what circumstances to permit such elections and to impose such limitations and other terms and conditions thereon as the Administrator deems appropriate.

        (c)    Rights as a Stockholder.    A grantee shall have the rights as a stockholder only as to shares of Stock acquired by the grantee upon settlement of a Deferred Stock Award; provided, however, that the grantee may be credited with Dividend Equivalent Rights with respect to the phantom stock units underlying his Deferred Stock Award, subject to such terms and conditions as the Administrator may determine.

        (d)    Termination.    Except as may otherwise be provided by the Administrator either in the Award Agreement or, subject to Section 17 below, in writing after the Award is issued, a grantee's right in all Deferred Stock Awards that have not vested shall automatically terminate upon the grantee's termination of employment (or cessation of service relationship) with the Company and its Subsidiaries for any reason.

SECTION 9.  UNRESTRICTED STOCK AWARDS

        Grant or Sale of Unrestricted Stock.    The Administrator may, in its sole discretion, grant (or sell at par value or such higher purchase price determined by the Administrator) an Unrestricted Stock Award to any grantee pursuant to which such grantee may receive shares of Stock free of any restrictions ("Unrestricted Stock") under the Plan. Unrestricted Stock Awards may be granted in respect of past services or other valid consideration, or in lieu of cash compensation due to such grantee.

SECTION 10.  PERFORMANCE SHARE AWARDS

        (a)    Nature of Performance Share Awards.    The Administrator, in its sole discretion, may grant Performance Share Awards independent of or in connection with the granting of any other Award under the Plan. The Administrator, in its sole discretion, shall determine whether and to whom Performance Share Awards shall be made, the Performance Goals, the periods during which performance is to be measured, and all other limitations and conditions, as the Administrator shall determine.

        (b)    Rights as a Stockholder.    A grantee receiving a Performance Share Award shall have the rights of a stockholder only as to shares actually received by the grantee under the Plan and not with respect to shares subject to the Award but not actually received by the grantee. A grantee shall be entitled to receive shares of Stock under a Performance Share Award only upon satisfaction of all conditions specified in the Performance Share Award agreement (or in a performance plan adopted by the Administrator).

        (c)    Termination.    Except as may otherwise be provided by the Administrator either in the Award agreement or, subject to Section 17 below, in writing after the Award is issued, a grantee's rights in all Performance Share Awards shall automatically terminate upon the grantee's termination of employment (or cessation of service relationship) with the Company and its Subsidiaries for any reason.

SECTION 11.  PERFORMANCE-BASED AWARDS TO COVERED EMPLOYEES

        (a)    Performance-Based Awards.    Any employee or other key person providing services to the Company and who is selected by the Administrator may be granted one or more Performance-Based Awards in the form of a Restricted Stock Award, Deferred Stock Award, Performance Share Awards or Cash-Based Award payable upon the attainment of Performance Goals that are established by the Administrator and relate to one or more of the Performance Criteria, in each case on a specified date or dates or over any period or periods determined by the Administrator. The Administrator shall define in an objective fashion the manner of calculating the Performance Criteria it selects to use for any Performance Cycle. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a division, business unit, or an individual. The Administrator, in its discretion, may adjust or modify the calculation of Performance Goals for such Performance Cycle in order to prevent the dilution or enlargement of the rights of an individual (i) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event or development, (ii) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or (iii) in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions provided however, that the Administrator may not exercise such discretion in a manner that would increase the Performance-Based Award granted to a Covered Employee. Each Performance-Based Award shall comply with the provisions set forth below.

        (b)    Grant of Performance-Based Awards.    With respect to each Performance-Based Award granted to a Covered Employee, the Administrator shall select, within the first 90 days of a Performance Cycle (or, if shorter, within the maximum period allowed under Section 162(m) of the Code) the Performance Criteria for such grant, and the Performance Goals with respect to each Performance Criterion (including a threshold level of performance below which no amount will become payable with respect to such Award). Each Performance-Based Award will specify the amount payable, or the formula for determining the amount payable, upon achievement of the various applicable performance targets. The Performance Criteria established by the Administrator may be (but need not be) different for each Performance Cycle and different Performance Goals may be applicable to Performance-Based Awards to different Covered Employees.

        (c)    Payment of Performance-Based Awards.    Following the completion of a Performance Cycle, the Administrator shall meet to review and certify in writing whether, and to what extent, the Performance Goals for the Performance Cycle have been achieved and, if so, to also calculate and certify in writing the amount of the Performance-Based Awards earned for the Performance Cycle. The Administrator shall then determine the actual size of each Covered Employee's Performance-Based Award, and, in doing so, may reduce or eliminate the amount of the Performance-Based Award for a Covered Employee if, in its sole judgment, such reduction or elimination is appropriate.

        (d)    Maximum Award Payable.    The maximum Performance-Based Award payable to any one Covered Employee under the Plan for a Performance Cycle is 400,000 Shares (subject to adjustment as provided in Section 3(b) hereof).

SECTION 12.  DIVIDEND EQUIVALENT RIGHTS

        (a)    Dividend Equivalent Rights.    A Dividend Equivalent Right may be granted hereunder to any grantee as a component of a Deferred Stock Award, Restricted Stock Award or Performance Share Award or as a freestanding award. The terms and conditions of Dividend Equivalent Rights shall be specified in the Award Agreement. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional shares of Stock, which may thereafter accrue additional equivalents. Any such reinvestment shall be at Fair Market Value on the date of reinvestment or such other price as may then apply under a dividend reinvestment plan sponsored by the Company, if any. Dividend Equivalent Rights may be settled in cash or shares of Stock or a combination thereof, in a single installment or installments. A Dividend Equivalent Right granted as a component of a Deferred Stock Award, Restricted Stock Award or Performance Share Award may provide that such Dividend Equivalent Right shall be settled upon settlement, or payment of, or lapse of restrictions on, such other Award, and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other Award. A Dividend Equivalent Right granted as a component of a Deferred Stock Award Restricted Stock Award or Performance Share Award may also contain terms and conditions different from such other Award.

        (b)    Interest Equivalents.    Any Award under this Plan that is settled in whole or in part in cash on a deferred basis may provide in the grant for interest equivalents to be credited with respect to such cash payment. Interest equivalents may be compounded and shall be paid upon such terms and conditions as may be specified by the grant.

        (c)    Termination.    Except as may otherwise be provided by the Administrator either in the Award Agreement or, subject to Section 17 below, in writing after the Award is issued, a grantee's rights in all Dividend Equivalent Rights or interest equivalents granted as a component of a Deferred Stock Award, Restricted Stock Award or Performance Share Award that has not vested shall automatically terminate upon the grantee's termination of employment (or cessation of service relationship) with the Company and its Subsidiaries for any reason.

SECTION 13.  TRANSFERABILITY OF AWARDS

        (a)    Transferability.    Except as provided in Section 13(b) below, during a grantee's lifetime, his or her Awards shall be exercisable only by the grantee, or by the grantee's legal representative or guardian in the event of the grantee's incapacity. No Awards shall be sold, assigned, transferred or otherwise encumbered or disposed of by a grantee other than by will or by the laws of descent and distribution or pursuant to a domestic relations order. No Awards shall be subject, in whole or in part, to attachment, execution, or levy of any kind, and any purported transfer in violation hereof shall be null and void.

        (b)    Administrator Action.    Notwithstanding Section 13(a), the Administrator, in its discretion, may provide either in the Award Agreement regarding a given Award or by subsequent written approval that the grantee (who is an employee or director) may transfer his or her Awards (other than any Incentive Stock Options or Deferred Stock Awards) to his or her immediate family members, to trusts for the benefit of such family members, or to partnerships in which such family members are the only partners, provided that the transferee agrees in writing with the Company to be bound by all of the terms and conditions of this Plan and the applicable Award.

        (c)    Family Member.    For purposes of Section 13(b), "family member" shall mean a grantee's child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the grantee's household (other than a tenant of the grantee), a trust in which these persons (or the grantee) have more than 50 percent of the beneficial interest, a foundation in which these persons (or the grantee) control the management of assets, and any other entity in which these persons (or the grantee) own more than 50 percent of the voting interests.

        (d)    Designation of Beneficiary.    Each grantee to whom an Award has been made under the Plan may designate a beneficiary or beneficiaries to exercise any Award or receive any payment under any Award payable on or after the grantee's death. Any such designation shall be on a form provided for that purpose by the Administrator and shall not be effective until received by the Administrator. If no beneficiary has been designated by a deceased grantee, or if the designated beneficiaries have predeceased the grantee, the beneficiary shall be the grantee's estate.

SECTION 14.  TAX WITHHOLDING

        (a)    Payment by Grantee.    Each grantee shall, no later than the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes includable in the gross income of the grantee for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld by the Company with respect to such income. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the grantee. The Company's obligation to deliver evidence of book entry (or stock certificates) to any grantee is subject to and conditioned on tax withholding obligations being satisfied by the grantee.

        (b)    Payment in Stock.    Subject to approval by the Administrator, a grantee may elect to have the Company's minimum required tax withholding obligation satisfied, in whole or in part, by authorizing the Company to withhold from shares of Stock to be issued pursuant to any Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due.

SECTION 15.  SECTION 409A AWARDS.

        To the extent that any Award is determined to constitute "nonqualified deferred compensation" within the meaning of Section 409A (a "409A Award"), the Award shall be subject to such additional rules and requirements as specified by the Administrator from time to time in order to comply with Section 409A. In this regard, if any amount under a 409A Award is payable upon a "separation from service" (within the meaning of Section 409A) to a grantee who is then considered a "specified employee" (within the meaning of Section 409A), then no such payment shall be made prior to the date that is the earlier of (i) six months and one day after the grantee's separation from service, or (ii) the grantee's death, but only to the extent such delay is necessary to prevent such payment from being subject to interest, penalties and/or additional tax imposed pursuant to Section 409A. Further, the settlement of any such Award may not be accelerated except to the extent permitted by Section 409A.

SECTION 16.  TRANSFER, LEAVE OF ABSENCE, ETC.

        For purposes of the Plan, the following events shall not be deemed a termination of employment:

        (a)   a transfer to the employment of the Company from a Subsidiary or from the Company to a Subsidiary, or from one Subsidiary to another; or

        (b)   an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee's right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Administrator otherwise so provides in writing.

SECTION 17.  AMENDMENTS AND TERMINATION

        The Board may, at any time, amend or discontinue the Plan and the Administrator may, at any time, amend or cancel any outstanding Award for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect rights under any outstanding Award without the holder's consent. Except as provided in Section 3(c) or 3(d), without prior stockholder approval, in no event may the Administrator exercise its discretion to reduce the exercise price of outstanding Stock Options or Stock Appreciation Rights or effect repricing through cancellation and re-grants or cancellation of Stock Options or Stock Appreciation Rights in exchange for cash. To the extent required under the rules of any securities exchange or market system on which the Stock is listed, to the extent determined by the Administrator to be required by the relevant securities exchange or by the Code to ensure that Incentive Stock Options granted under the Plan are qualified under Section 422 of the Code or to ensure that compensation earned under Awards qualifies as performance-based compensation under Section 162(m) of the Code, if and to the extent intended to so qualify, Plan amendments shall be subject to approval by the Company stockholders entitled to vote at a meeting of stockholders. Nothing in this Section 17 shall limit the Administrator's authority to take any action permitted pursuant to Section 3(c) or (d).

SECTION 18.  STATUS OF PLAN

        With respect to the portion of any Award that has not been exercised and any payments in cash, Stock or other consideration not received by a grantee, a grantee shall have no rights greater than those of a general creditor of the Company unless the Administrator shall otherwise expressly determine in connection with any Award or Awards. In its sole discretion, the Administrator may authorize the creation of trusts or other arrangements to meet the Company's obligations to deliver Stock or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the foregoing sentence.

SECTION 19.  CHANGE OF CONTROL PROVISIONS

        Upon the occurrence of a Change of Control as defined in this Section 19:

        (a)   Except as otherwise provided in the applicable Award agreement, each outstanding Stock Option and Stock Appreciation Right shall automatically become fully exercisable.

        (b)   Except as otherwise provided in the applicable Award Agreement, conditions and restrictions on each outstanding Restricted Stock Award, Deferred Stock Award and Performance Share Award which relate solely to the passage of time and continued employment will be removed. Performance or other conditions (other than conditions and restrictions relating solely to the passage of time and continued employment) will continue to apply unless otherwise provided in the applicable Award agreement.

        (c)   "Change of Control" shall mean the occurrence of any one of the following events:

            (i)  any "Person," as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, any of its Subsidiaries, or any trustee, fiduciary or other person or entity holding securities under any employee benefit plan or trust of the Company or any of its Subsidiaries), together with all "affiliates" and "associates" (as such terms are defined in Rule 12b-2 under the Exchange Act) of such person, shall become the "beneficial owner" (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50 percent or more of the combined voting power of the Company's then outstanding securities having the right to vote in an election of the Company's Board of Directors ("Voting Securities") (in such case other than as a result of an acquisition of securities directly from the Company); or

           (ii)  persons who, as of the Effective Date, constitute the Company's Board of Directors (the "Incumbent Directors") cease for any reason, including, without limitation, as a result of a tender offer, proxy contest, merger or similar transaction, to constitute at least a majority of the Board, provided that any person becoming a director of the Company subsequent to the Effective Date shall be considered an Incumbent Director if such person's election was approved by or such person was nominated for election by either (A) a vote of at least a majority of the Incumbent Directors or (B) a vote of at least a majority of the Incumbent Directors who are members of a nominating committee comprised, in the majority, of Incumbent Directors; but provided further, that any such person whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of members of the Board of Directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board, including by reason of agreement intended to avoid or settle any such actual or threatened contest or solicitation, shall not be considered an Incumbent Director; or

          (iii)  the consummation of a consolidation, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Corporate Transaction"); excluding, however, a Corporate Transaction in which the stockholders of the Company immediately prior to the Corporate Transaction, would, immediately after the Corporate Transaction, beneficially own (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, shares representing in the aggregate more than 50 percent of the voting shares of the corporation issuing cash or securities in the Corporate Transaction (or of its ultimate parent corporation, if any); or

          (iv)  the approval by the stockholders of any plan or proposal for the liquidation or dissolution of the Company.

        Notwithstanding the foregoing, a "Change of Control" shall not be deemed to have occurred for purposes of the foregoing clause (i) solely as the result of an acquisition of securities by the Company which, by reducing the number of shares of Voting Securities outstanding, increases the proportionate number of shares of Voting Securities beneficially owned by any person to 50 percent or more of the combined voting power of all then outstanding Voting Securities; provided, however, that if any person referred to in this sentence shall thereafter become the beneficial owner of any additional shares of Voting Securities (other than pursuant to a stock split, stock dividend, or similar transaction or as a result of an acquisition of securities directly from the Company) and immediately thereafter beneficially owns 50 percent or more of the combined voting power of all then outstanding Voting Securities, then a "Change of Control" shall be deemed to have occurred for purposes of the foregoing clause (i).

SECTION 20.  GENERAL PROVISIONS

        (a)    No Distribution; Compliance with Legal Requirements.    The Administrator may require each person acquiring Stock pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof.

        (b)    Delivery of Stock Certificates.    Stock certificates to grantees under this Plan shall be deemed delivered for all purposes when the Company or a stock transfer agent of the Company shall have mailed such certificates in the United States mail, addressed to the grantee, at the grantee's last known address on file with the Company. Uncertificated Stock shall be deemed delivered for all purposes when the Company or a Stock transfer agent of the Company shall have given to the grantee by electronic mail (with proof of receipt) or by United States mail, addressed to the grantee, at the grantee's last known address on file with the Company, notice of issuance and recorded the issuance in its records (which may include electronic "book entry" records). Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates evidencing shares of Stock pursuant to the exercise of any Award, unless and until the Administrator has determined, with advice of counsel (to the extent the Administrator deems such advice necessary or advisable), that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the shares of Stock are listed, quoted or traded. All Stock certificates delivered pursuant to the Plan shall be subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with federal, state or foreign jurisdiction, securities or other laws, rules and quotation system on which the Stock is listed, quoted or traded. The Administrator may place legends on any Stock certificate to reference restrictions applicable to the Stock. In addition to the terms and conditions provided herein, the Administrator may require that an individual make such reasonable covenants, agreements, and representations as the Administrator, in its discretion, deems necessary or advisable in order to comply with any such laws, regulations, or requirements. The Administrator shall have the right to require any individual to comply with any timing or other restrictions with respect to the settlement or exercise of any Award, including a window-period limitation, as may be imposed in the discretion of the Administrator.

        (c)    Stockholder Rights.    Until Stock is deemed delivered in accordance with Section 20(b), no right to vote or receive dividends or any other rights of a stockholder will exist with respect to shares of Stock to be issued in connection with an Award, notwithstanding the exercise of a Stock Option or any other action by the grantee with respect to an Award.

        (d)    Other Compensation Arrangements; No Employment Rights.    Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of this Plan and the grant of Awards do not confer upon any employee any right to continued employment with the Company or any Subsidiary.

        (e)    Trading Policy Restrictions.    Option exercises and other Awards under the Plan shall be subject to such Company's insider trading policy and procedures, as in effect from time to time.

        (f)    Forfeiture of Awards under Sarbanes-Oxley Act.    If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, then any grantee who is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002 shall reimburse the Company for the amount of any Award received by such individual under the Plan during the 12-month period following the first public issuance or filing with the United States Securities and Exchange Commission, as the case may be, of the financial document embodying such financial reporting requirement.

SECTION 21.  EFFECTIVE DATE OF PLAN

        This Plan shall become effective upon stockholder approval in accordance with applicable state law, the Company's bylaws and articles of incorporation and applicable stock exchange rules. Subject to such approval by the stockholders and to the requirement that no Stock may be issued hereunder prior to such approval, Stock Options and other Awards may be granted hereunder on and after adoption of this Plan by the Board. No grants of Stock Options and other Awards may be made hereunder after the tenth anniversary of the Effective Date and no grants of Incentive Stock Options may be made hereunder after the tenth anniversary of the date the amended and restated Plan is approved by the Board.

SECTION 22.  GOVERNING LAW

        This Plan and all Awards and actions taken thereunder shall be governed by, and construed in accordance with, the laws of the Commonwealth of Massachusetts, applied without regard to conflict of law principles.

DATE APPROVED BY BOARD OF DIRECTORS: April 4, 2003.
AMENDMENT AND RESTATEMENT APPROVED BY THE BOARD OF DIRECTORS:
April 23, 2009.

DATE APPROVED BY STOCKHOLDERS: June 4, 2003.
AMENDMENT AND RESTATEMENT APPROVED BY STOCKHOLDERS:

ANNUAL MEETING OF STOCKHOLDERS OF
ANIKA THERAPEUTICS, INC.

Friday, June 5, 2009

Please date, sign and mail your proxy card in the envelope provided as soon as possible.

Please detach along perforated line and mail in the envelope provided.

        The Board of Directors recommends a vote "FOR" the Election of Directors and "FOR" an amendment and reinstatement of the Anika Therapeutics Inc. 2003 stock option and incentive plan. Please sign, date and return promptly in the enclosed envelope. Please mark your vote in blue or black ink as shown here    ☒

1.
ELECTION OF DIRECTORS: to serve as Class I Director for a term of three years.

  Nominees:

  ☐
  Joseph L. Bower

  ☐
  Eugene A. Davidson, Ph.D.

  ☐
  FOR ALL NOMINEES

  ☐
  WITHHOLD AUTHORITY FOR ALL NOMINEES

  ☐
  FOR ALL EXCEPT
  (See instructions below)

(Instruction: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the square next to each nominee you wish to withhold, as shown here: /*/ )

2.
PROPOSAL TO APPROVE THE AMENDED AND RESTATED 2003 STOCK OPTION AND INCENTIVE PLAN.

☐
FOR    ☐    AGAINST    ☐    ABSTAIN

3.
In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment or postponement thereof.

        THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED IN FAVOR OF ALL NOMINEES IN PROPOSAL 1 AND FOR PROPOSAL 2.

        To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.    ☐

        Mark "X" here if you plan to attend the meeting.    ☐

Signature of Stockholder:	Date:

Signature of Stockholder:	Date:

        Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANIKA THERAPEUTICS, INC.
ANNUAL MEETING OF STOCKHOLDERS
Friday, June 5, 2009

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned, having received notice of the meeting and management's proxy statement furnished herewith, revoking all prior proxies, hereby appoints Dr. Charles H. Sherwood and Mr. Kevin W. Quinlan, and each of them, with full power of substitution, as proxies to represent and vote all shares of common stock which the undersigned would be entitled to vote, if personally present, at the 2009 Annual Meeting of Stockholders of Anika Therapeutics, Inc. (the "Company") to be held at the offices of Goodwin Procter LLP, 53 State Street, Boston, Massachusetts, on Friday, June 5, 2009, at 10:00 a.m., and at any adjournment or postponement thereof, with respect to the matters set forth on the reverse side. Any proxy may be revoked by a stockholder at any time before its exercise by delivery of written revocation or a subsequently dated proxy to the Secretary of the Company or by voting in person at the meeting. Attendance of the stockholder at the meeting or any adjournment or postponement thereof will not in and of itself constitute revocation of this proxy.

        Important notice regarding the availability of the proxy materials for the
Annual Meeting of Stockholders to be held on June 5, 2009:
the Proxy Statement, Annual Report to Stockholders, and directions to the
Annual Meeting of Stockholders are available at
 http://www.anikatherapeutics.com/proxy2009

(Continued and to be signed on the reverse side)